                                                                  EXHIBIT 10.24


                       AMENDED AND RESTATED LOAN AGREEMENT
                                      AMONG
                 PAGING NETWORK OF CANADA INC. (THE "BORROWER");
                THE TORONTO-DOMINION BANK, CANADIAN IMPERIAL BANK
                    OF COMMERCE, NATIONAL BANK OF CANADA AND
                   SUCH OTHER FINANCIAL INSTITUTIONS AS BECOME
               "BANKS" HEREUNDER (COLLECTIVELY, THE "BANKS"); AND
   THE TORONTO-DOMINION BANK, AS BOOKRUNNER, ARRANGER AND ADMINISTRATION AGENT
                           FOR THE BANKS (THE "AGENT")



                                TABLE OF CONTENTS

                                                                                                          Page
ARTICLE 1 DEFINITIONS .......................................................................................2


ARTICLE 2 CREDIT FACILITY...................................................................................20

SECTION 2.1  COMMITMENT.....................................................................................20
SECTION 2.2  UNCOLLATERALIZED PRIME RATE ADVANCES...........................................................20
SECTION 2.3  COLLATERALIZED ADVANCES........................................................................21
SECTION 2.4  NOTIFICATION OF BANKS; DISBURSEMENT............................................................23
SECTION 2.5  BANKERS' ACCEPTANCES...........................................................................24
SECTION 2.6  INTEREST; FEES.................................................................................27
SECTION 2.7  FEES...........................................................................................28
SECTION 2.8  MANDATORY COMMITMENT REDUCTIONS................................................................29
SECTION 2.9  OPTIONAL PREPAYMENTS;  COMMITMENT REDUCTIONS...................................................30
SECTION 2.10 MANDATORY REPAYMENTS...........................................................................30
SECTION 2.11 EVIDENCE OF OBLIGATIONS; ACCOMMODATION ACCOUNTS................................................31
SECTION 2.12 MANNER OF PAYMENT..............................................................................31
SECTION 2.13 REIMBURSEMENT..................................................................................32
SECTION 2.14 PRO RATA TREATMENT.............................................................................33

ARTICLE 3 CONDITIONS PRECEDENT..............................................................................34

SECTION 3.1  CONDITIONS PRECEDENT TO AGREEMENT..............................................................34
SECTION 3.2  CONDITIONS PRECEDENT TO ALL ACCOMMODATIONS.....................................................36

ARTICLE 4 REPRESENTATIONS AND WARRANTIES....................................................................37

SECTION 4.1  REPRESENTATIONS AND WARRANTIES.................................................................37
SECTION 4.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC................................................45
SECTION 4.3  NO REPRESENTATIONS BY BANKS....................................................................45

ARTICLE 5 GENERAL COVENANTS.................................................................................45

SECTION 5.1  PRESERVATION OF EXISTENCE AND SIMILAR MATTERS..................................................45
SECTION 5.2  BUSINESS; COMPLIANCE WITH APPLICABLE LAW.......................................................46
SECTION 5.3  MAINTENANCE OF PROPERTIES......................................................................46
SECTION 5.4  ACCOUNTING METHODS AND FINANCIAL RECORDS.......................................................46
SECTION 5.5  INSURANCE......................................................................................46

SECTION 5.6  PAYMENT OF TAXES AND CLAIMS....................................................................46
SECTION 5.7  COMPLIANCE WITH ERISA..........................................................................47
SECTION 5.8  VISITS AND INSPECTIONS.........................................................................48
SECTION 5.9  PAYMENT OF INDEBTEDNESS; ACCOMMODATIONS........................................................49
SECTION 5.10 USE OF PROCEEDS................................................................................49
SECTION 5.11 PROTECT SECURITY INTERESTS.....................................................................49
SECTION 5.12 ENVIRONMENTAL AUDITS...........................................................................49
SECTION 5.13 FURTHER ASSURANCES.............................................................................50

ARTICLE 6 INFORMATION COVENANTS.............................................................................50

SECTION 6.1  QUARTERLY FINANCIAL STATEMENTS AND INFORMATION.................................................50
SECTION 6.2  ANNUAL FINANCIAL STATEMENTS AND INFORMATION....................................................51
SECTION 6.3  PERFORMANCE CERTIFICATES.......................................................................51
SECTION 6.4  COPIES OF OTHER REPORTS........................................................................52
SECTION 6.5  NOTICE OF LITIGATION AND OTHER MATTERS.........................................................52
SECTION 6.6  ENVIRONMENTAL REPORTING........................................................................53

ARTICLE 7 NEGATIVE COVENANTS................................................................................54

SECTION 7.1  INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES..............................................54
SECTION 7.2  LIMITATION ON LIENS............................................................................55
SECTION 7.3  AMENDMENT AND WAIVER...........................................................................55
SECTION 7.4  LIQUIDATION, MERGER, OR DISPOSITION OF ASSETS..................................................55
SECTION 7.5  LIMITATION ON GUARANTIES.......................................................................56
SECTION 7.6  INVESTMENTS AND ACQUISITIONS...................................................................56
SECTION 7.7  RESTRICTED PAYMENTS AND PURCHASES..............................................................56
SECTION 7.8  LEVERAGE RATIO.................................................................................56
SECTION 7.9  ANNUALIZED OPERATING CASH FLOW TO INTEREST EXPENSE.............................................57
SECTION 7.10 TOTAL DEBT PER SUBSCRIBER......................................................................57
SECTION 7.11 CAPITAL EXPENDITURES...........................................................................57
SECTION 7.12 MINIMUM REVENUE TEST...........................................................................58
SECTION 7.13 MINIMUM UNITS IN SERVICE.......................................................................58
SECTION 7.14 MINIMUM OPERATING CASH FLOW TEST...............................................................58
SECTION 7.15 AFFILIATE TRANSACTIONS.........................................................................59
SECTION 7.16 REAL ESTATE....................................................................................59
SECTION 7.17 ERISA LIABILITIES..............................................................................59

ARTICLE 8 DEFAULT ..........................................................................................59

SECTION 8.1  EVENTS OF DEFAULT..............................................................................59
SECTION 8.2  REMEDIES.......................................................................................62

ARTICLE 9 THE AGENT ........................................................................................63

SECTION 9.1  APPOINTMENT AND AUTHORIZATION..................................................................63
SECTION 9.2  INTEREST HOLDERS...............................................................................63
SECTION 9.3  CONSULTATION WITH COUNSEL......................................................................64
SECTION 9.4  DOCUMENTS......................................................................................64
SECTION 9.5  AGENT AND AFFILIATES...........................................................................64
SECTION 9.6  RESPONSIBILITY OF THE AGENT....................................................................64
SECTION 9.7  SECURITY DOCUMENTS.............................................................................64
SECTION 9.8  ACTION BY THE AGENT............................................................................65
SECTION 9.9  NOTICE OF DEFAULT OR EVENT OF DEFAULT..........................................................65

SECTION 9.10  RESPONSIBILITY DISCLAIMED......................................................................66
SECTION 9.11  INDEMNIFICATION................................................................................66
SECTION 9.12  CREDIT DECISION................................................................................66
SECTION 9.13  SUCCESSOR AGENT................................................................................67
SECTION 9.14  DELEGATION OF DUTIES...........................................................................67
SECTION 9.15  DETERMINATION BY AGENT CONCLUSIVE AND BINDING..................................................67

ARTICLE 10 COMPUTATIONS AND INDEMNITIES......................................................................67

SECTION 10.1  INDEMNITY FOR CHANGE IN CIRCUMSTANCES..........................................................67
SECTION 10.2  INDEMNITY FOR TRANSACTIONAL AND ENVIRONMENTAL LIABILITY........................................68
SECTION 10.3  TAXATION ON PAYMENTS...........................................................................69
SECTION 10.4  JUDGMENT CURRENCY..............................................................................70
SECTION 10.5  CLAIMS FOR INCREASED COSTS AND TAXES...........................................................71

ARTICLE 11 MISCELLANEOUS.....................................................................................71

SECTION 11.1  NOTICES........................................................................................71
SECTION 11.2  EXPENSES.......................................................................................73
SECTION 11.3  WAIVERS........................................................................................74
SECTION 11.4  RIGHT TO COMBINE AND SET-OFF...................................................................74
SECTION 11.5  ASSIGNMENT.....................................................................................75
SECTION 11.6  ACCOUNTING PRINCIPLES..........................................................................76
SECTION 11.7  COUNTERPARTS...................................................................................76
SECTION 11.8  GOVERNING LAW..................................................................................76
SECTION 11.9  SEVERABILITY...................................................................................77
SECTION 11.10 INTEREST.......................................................................................77
SECTION 11.11 TABLE OF CONTENTS AND HEADINGS.................................................................77
SECTION 11.12 AMENDMENT AND WAIVER...........................................................................78
SECTION 11.13 NON-MERGER.....................................................................................78
SECTION 11.14 OTHER RELATIONSHIPS............................................................................78
SECTION 11.15 DIRECTLY OR INDIRECTLY.........................................................................79
SECTION 11.16 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS.................................................79
SECTION 11.17 SENIOR DEBT....................................................................................79
SECTION 11.18 OBLIGATIONS SEVERAL............................................................................79
SECTION 11.19 CONFIDENTIALITY................................................................................79
SECTION 11.20 TIME OF THE ESSENCE............................................................................80
SECTION 11.21 THIRD PARTY BENEFICIARIES......................................................................80
SECTION 11.22 ENUREMENT......................................................................................80


                                    EXHIBITS

Exhibit A        -       Commitment Ratio
Exhibit B        -       Form of Accommodation Notice
Exhibit C        -       Form of Repayment Notice
Exhibit D        -       Form of Borrower's Loan Certificate
Exhibit E        -       Form of Subsidiary Loan Certificate
Exhibit F        -       Form of Performance Certificate
Exhibit G        -       Form of Assignment and Assumption Agreement

                                   SCHEDULES

Schedule 1       -       Licenses
Schedule 2       -       Security Documents
Schedule 3       -       Subsidiaries
Schedule 4       -       Agreements with Affiliates
Schedule 5       -       Year 2000 Plan

                       AMENDED AND RESTATED LOAN AGREEMENT


         DATED the 5th day of June, 1996, as AMENDED AND RESTATED as of the 5th day of August, 1999.

A M O N G:

                                    PAGING NETWORK OF CANADA INC.

                                    (the "Borrower")

                                    - and -

                                    THE TORONTO-DOMINION BANK, CANADIAN IMPERIAL
                                    BANK OF COMMERCE, NATIONAL BANK OF CANADA and such other financial institutions as become "Banks" hereunder

                                    (collectively, the "Banks")

                                    - and -

                                    THE TORONTO-DOMINION  BANK, AS BOOKRUNNER,
                                    ARRANGER AND ADMINISTRATION
                                    AGENT

                                    (the "Agent")


WHEREAS:

A. The Borrower, The Toronto-Dominion Bank, as a Bank, and the Agent, entered into a loan agreement made as of the 5th day of June, 1996;

B. The loan agreement was amended pursuant to a first amendment to the loan agreement dated as of the 18th day of April, 1997;

C. The Borrower, the Agent and the Banks wish to enter into this Agreement to incorporate the provisions of the amendment referred to in Recital B above, document certain additional amendments agreed upon among them, and restate the loan agreement, all upon the terms and conditions more particularly specified herein;

NOW THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

                  For the purposes of this Agreement:

                  "ACCOMMODATION" shall mean (i) an Advance made by the Banks or any one or more of them on the occasion of any Borrowing; and (ii) a Bankers' Acceptance created by any Bank on the occasion of any Drawing.

                  "ACCOMMODATION NOTICE" shall mean a notice substantially in the form of Exhibit B.

                  "AGENT" shall mean The Toronto-Dominion Bank, in its capacity as Agent for the Banks or any successor Agent appointed pursuant to Section 9.13 of this Agreement.

                  "AGENT'S OFFICE" shall mean the office of the Agent located at International Office Centre Toronto, Toronto Dominion Bank Tower, Toronto Dominion Centre, Toronto, Ontario M5K 1A2, or such other office as may be designated pursuant to the provisions of Section 11.1 of this Agreement.

                  "ADVANCE" shall mean amounts advanced by the Banks to the Borrower pursuant to Section 2.2 and Section 2.3 hereof on the occasion of any Borrowing and shall include, as designated by the Borrower in accordance with the terms of this Agreement, a Collateralized Advance and an Uncollateralized Prime Rate Advance; and "Advances" shall mean more than one Advance.

                  "AFFILIATE" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "AGREEMENT" shall mean this Amended and Restated Loan Agreement, together with all Exhibits and Schedules hereto.

                  "AGREEMENT DATE" shall mean June 5, 1996.

                  "ANNUALIZED OPERATING CASH FLOW" shall mean, as of any date, the product of (a) the aggregate Operating Cash Flow for the Borrower Group on a combined basis for the fiscal quarter end being tested or the most recently completed fiscal quarter, as the case may be, times (b) four (4).

                  "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, codes, ordinances, rules, regulations, municipal by-laws, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards, policies and guidelines of any Governmental Entity, or any provisions of the foregoing, including general principles of common and civil law and equity, applicable to such Person, including, without limiting the foregoing, the Licenses, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

                  "APPLICABLE MARGIN" shall mean the interest rate or fee margin applicable to Advances and Bankers' Acceptances, as the case may be, in each case determined in accordance with Section 2.6(d) hereof.

                  "ASSETS" means, with respect to any Person, all property and assets of such Person, both real and personal, of every kind and wheresoever situate, whether now owned or hereafter acquired.

                  "AUTHORIZED SIGNATORY" shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

                  "AVAILABLE COMMITMENT" shall mean, as of any date, the greater of:

         (a) the Equivalent Canadian Dollar Amount of the aggregate amount of Permitted Collateral held on such date by the Agent pursuant to the Deposit Agreement; and

         (b) $61,000,000, but only to the extent that the Minimum Permitted Collateral Amount is held on such date by the Agent pursuant to the Deposit Agreement and, in any event, the Available Commitment under this clause (b), less the Minimum Permitted Collateral Amount, shall not exceed $19,500,000; or

         (c) $67,500,000, but only to the extent that (i) the Minimum Permitted Collateral Amount is held on such date by the Agent pursuant to the Deposit Agreement, and (ii) as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Sections 6.1 or 6.2, as applicable, hereof, either (A) for the two (2) most recently completed fiscal quarters, the Leverage Ratio is less than 6.0 to 1, or (B) (i) the aggregate number of Units in Service is greater than or equal to 245,000, and (ii) Gross Revenue for the Borrower Group on a combined basis is greater than or equal to $5,000,000 and, in any event, the Available Commitment under this clause (c), less the Minimum Permitted Collateral Amount, shall not exceed $26,000,000; or

         (d) $74,500,000, but only to the extent that (i) the Minimum Permitted Collateral Amount is held on such date by the Agent pursuant to the Deposit Agreement, and (ii) as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Sections 6.1 or 6.2, as applicable, hereof, either (A) for the two (2) most recently completed fiscal quarters, the Leverage Ratio is less than 5.0 to 1, or (B) (i) the aggregate number of Units in Service is greater than or equal to 287,500, and (ii) Gross Revenue for the Borrower Group on a combined basis is greater than or equal to $5,500,000 and, in any event, the Available Commitment under this clause
                  (d), less the Minimum Permitted Collateral Amount, shall not exceed $33,000,000; or

         (e) $80,500,000, but only to the extent that (i) the Minimum Permitted Collateral Amount is held on such date by the Agent pursuant to the Deposit Agreement, and (ii) as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Sections 6.1 or 6.2, as applicable, hereof, either (A) for the two (2) most recently completed fiscal quarters, the Leverage Ratio is less than 4.0 to 1, or (B) (i) the aggregate number of Units in Service is greater than or equal to 325,000, and (ii) Gross Revenue for the Borrower Group on a combined basis is greater than or equal to $7,250,000 and, in any event, the Available Commitment under this clause (e), less the Minimum Permitted Collateral Amount, shall not exceed $39,000,000;

                  provided, however, that the Available Commitment shall not at anytime exceed the Commitment on such date; and provided, further, however, that from and after the date of any event which, with respect to the Licenses, results in a violation of the Canadian ownership and control rules promulgated under the Radiocommunication Act (Canada), the Telecommunications Act (Canada) and any replacement act or any regulations made under any such act, the Available Commitment shall be as set forth in clause (a) of this definition.

                  "BANKERS' ACCEPTANCE" shall have the meaning set forth in
Section 2.5 hereof and shall include, as designated by the Borrower in accordance with the terms of this Agreement, a Collateralized Bankers' Acceptance and an Uncollateralized Bankers' Acceptance.

                  "BANKERS' ACCEPTANCE FEE RATE" shall mean the Applicable Margin for Bankers' Acceptances as determined in accordance with Section 2.6(d) hereof.

                  "BANKERS' ACCEPTANCE PERMITTED COLLATERAL RATE" shall mean, with respect to any Bankers' Acceptance to be purchased by a Bank pursuant to
Section 2.5, the sum of (a) the discount rate per annum based on a year of 365 days which is equivalent to the rate quoted to the Borrower by such Bank as the such Bank's Canadian Dollar bankers' acceptance rate for bankers' acceptances having the same term to maturity as such Bankers' Acceptance, plus (b) 0.500%.

                  "BANKS" shall mean those financial institutions whose names appear as "Banks" on the signature pages to this Agreement, together with any assignees thereof pursuant to Section 11.5 hereof; and "Bank" shall mean any one of the foregoing Banks.

                  "BORROWER" shall mean Paging Network of Canada Inc., a corporation incorporated under the laws of Canada.

                  "BORROWER GROUP" shall mean, collectively, the Borrower and its Subsidiaries and MadTel Holdings and its Subsidiaries.

                  "BORROWING" shall mean a borrowing consisting of one or more Advances.

                  "BUSINESS" shall have the meaning specified in Section 4.1(e) hereof.

                  "BUSINESS DAY" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Toronto, Canada, as relevant to the determination to be made or the action to be taken.

                  "CAPITAL EXPENDITURES" shall mean, for any Person for any period, expenditures for the purchase of assets of long-term use which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP; provided, however, that Capital Expenditures for any period shall be reduced by the net book value of Units in Service sold during such period, which had been reflected in the determination of Capital Expenditures for any prior periods' Capital Expenditures.

                  "CAPITAL STOCK" shall mean, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                  "CAPITALIZED LEASE OBLIGATION" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

                  "CHANGE EVENT" shall mean the occurrence of any of the following events or the existence of any of the following conditions: (i) Paging Network, Inc. shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower; or (ii) the Borrower shall fail to own, directly or indirectly through one or more wholly-owned Subsidiaries all of the issued and outstanding Capital Stock of each of its Subsidiaries.

                  "CLAIM" shall mean any claim of any nature whatsoever, including any demand, liability (whether accrued or accruing, actual or contingent), obligation, debt, cause of action, suit, proceeding, judgment, award, assessment and reassessment.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" shall mean any property of any kind constituting or intended to constitute collateral for the Obligations under any of the Loan Documents and shall include, without limitation, the Permitted Collateral.

                  "COLLATERALIZED ADVANCE" shall mean a Collateralized Prime Rate Advance; provided, however, that the Borrower may not request a Collateralized Advance (and no Collateralized Advance shall be made) if on the date of such Collateralized Advance the Equivalent Canadian Dollar Amount of the Permitted Collateral held under the Deposit Agreement does not equal or exceed the sum of the principal amount of all Collateralized Advances and the Face Amount of all Collateralized Bankers' Acceptances then outstanding plus the principal amount of the Collateralized Advance so requested.

                  "COLLATERALIZED BANKERS' ACCEPTANCE" shall mean a Drawing which the Borrower requests to be made as a Collateralized Bankers' Acceptance or is continued as or converted into a Collateralized Bankers' Acceptance in accordance with the provisions of Section 2.5 hereof; provided, however, that the Borrower may not request a Collateralized Bankers' Acceptance (and no such Bankers' Acceptance shall be issued) if on the date of such Drawing the aggregate amount of the Equivalent Canadian Dollar Amount of the Permitted Collateral held pursuant to the Deposit Agreement does not equal or exceed the sum of the principal amount of all Collateralized Advances and the Face Amount of all Collateralized Bankers' Acceptances outstanding on such date plus the amount of the Face Amount of all Collateralized Bankers' Acceptance so requested.

                  "COLLATERALIZED PRIME RATE ADVANCE" shall mean a Collateralized Advance which bears interest at the Prime Rate Basis and which the Borrower requests to be made as a Collateralized Prime Rate Advance or is continued as or converted into a Collateralized Prime Rate Advance, in accordance with the provisions of this Agreement, and which shall be in a principal amount of at least $500,000 and in an integral multiple of $500,000.

                  "COMMITMENT" shall mean the several obligations of the Banks to make Accommodations to the Borrower pro rata, in accordance with their respective Commitment Ratios, in an aggregate amount of up to $80,500,000 pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

                  "COMMITMENT RATIO" shall mean, with respect to any Bank, the percentage equivalent of the ratio which such Bank's pro rata portion of the total Commitment bears to the aggregate amount of the Commitment (as each may be adjusted from time to time as provided herein); and "Commitment Ratios" shall mean the Commitment Ratios of all of the Banks with respect to the Commitment. As of the Restatement Date, the Commitment Ratio of each Bank is set forth on Exhibit A.

                  "DEFAULT" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

                  "DEFAULT RATE" shall mean a simple per annum interest rate equal to the sum of (a) the Prime Rate, plus (b) the Applicable Margin for Uncollateralized Prime Rate Advances, plus (c) two percent (2%).

                  "DEPOSIT AGREEMENT" shall mean that certain Deposit Agreement dated as of April 18, 1997 between PNCHI and the Agent for the benefit of the Banks.

                  "DEPOSIT AGREEMENT GUARANTY" shall mean that certain Guaranty in favour of the Agent for the benefit of the Banks, given by PNCHI on April 18, 1997.

                  "DOLLAR" or "$" shall mean (except where specifically designated otherwise) lawful money of Canada.

                  "DRAFT" shall mean, at any time, a blank depository bill within the meaning of the Depository Bills and Notes Act (Canada) or a blank bill of exchange within the meaning of the Bills of Exchange Act (Canada) drawn by the Borrower on a Bank and bearing such distinguishing letters and numbers as such Bank may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Bank.

                  "DRAWING" shall mean the creation of a Bankers' Acceptance by a Bank.

                  "DRAWING DATE" shall mean the requested date for a Drawing set forth in an Accommodation Notice.

                  "DRAWING FEE" shall mean, with respect to each Draft drawn by the Borrower hereunder and accepted by a Bank on any Drawing Date, an amount equal to the Bankers' Acceptance Fee Rate multiplied by the aggregate Face Amount of such Draft, calculated daily on the basis of the term to maturity of such Draft and a year of 365 days.

                  "EMPLOYEE PENSION PLAN" shall mean any Plan subject to the minimum funding requirement of Section 302 of ERISA or Section 412 of the Code.

                  "ENVIRONMENTAL AUDITOR" shall mean a qualified environmental auditor at arm's length from the Borrower and acceptable to the Agent.

                  "ENVIRONMENTAL LAWS" shall mean all Applicable Laws in force from time to time relating to the environment, Hazardous Substances, pollution or protection of the environment, including Laws relating to: (i) on site or off-site contamination; (ii) occupational health and safety; (iii) chemical substances or products; (iv) Releases of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Hazardous Substances into the environment; and (v) the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances.

                  "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all Losses and Claims, whether known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including all Losses and Claims related to Remedial Actions and all reasonable fees, disbursements and expenses of counsel, experts, personnel and consultants, where such Losses and Claims are based on, arise out of or are otherwise in respect of: (i) the ownership or operation of the Business or any Assets related to the Business; (ii) the conditions on, under, above or about any real property, assets, equipment or facilities currently or previously owned, leased or operated by the Borrower or its Subsidiaries; (iii) expenditures necessary to cause the operations of the Business or Assets either related to the Business or owned, leased or operated by the Borrower or its Subsidiaries to comply materially with any and all requirements, including expenditures necessary to effect the closure, decommissioning or rehabilitation of any of the operations of the business or Assets either related to the Business or owned, leased or operated by the Borrower or its Subsidiaries; (iv) the use, generation, manufacture, refining, treatment, transportation, storage, handling, recycling, disposal, depositing, transferring, producing or processing of Hazardous Substances; (v) liability for personal injury or property damage, including damages assessed for the maintenance of a public or private nuisance; and (vi) any other matter affecting the Real Estate or other Assets within the jurisdiction of any Governmental Entity administering any Environmental Law.

                  "ENVIRONMENTAL NOTICE" shall mean any written claim, citation, directive, request for information, statement of claim, notice of investigation, letter or other communication from any Person given pursuant to Environmental Laws.

                  "ENVIRONMENTAL PERMITS" shall mean all permits, certificates, approvals, registrations and licenses issued by any Governmental Entity to the Borrower, its Subsidiaries or to the Business pursuant to Environmental Laws and relating to or required for the operation of the Business or the use of the Real Estate or other Assets of the Borrower or its Subsidiaries.

                  "EQUIVALENT CANADIAN DOLLAR AMOUNT" shall mean, on any day (a) with respect to Permitted Collateral denominated in Dollars, the principal or face amount of such Permitted Collateral, and (b) with respect to Permitted Collateral denominated in U.S. Dollars, the equivalent amount of Dollars determined using the quoted spot rate at which the Agent's principal office in Toronto offers to provide Dollars in exchange for U.S. Dollars in Toronto at 12:00 noon (Toronto time) on such day.

                  "EQUIVALENT U.S. DOLLAR AMOUNT" shall mean, on any day, with respect to any amount of Dollars, the equivalent amount of U.S. Dollars determined by using the quoted spot rate at which the Agent's principal office in Toronto offers to provide U.S. Dollars in exchange for Dollars in Toronto at 12:00 noon (Toronto time) on such day.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "ERISA AFFILIATE" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that is treated as a single employer with the Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

                  "EVENT OF DEFAULT" shall mean any of the events specified in
Section 8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

                  "FACE AMOUNT" shall mean, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on its maturity.

                  "FREE CASH FLOW" shall mean, with respect to any Person and its Subsidiaries, on a consolidated basis, at the end of the most recently completed fiscal year, as determined in accordance with GAAP, Operating Cash Flow, less (i) the amounts actually paid during such period in respect of (A) Interest Expense, (B) income taxes, (C) payments on any Indebtedness for Money Borrowed falling within the definition of Total Debt (including any amounts actually paid in connection with reductions of the Commitment pursuant to
Section 2.8(a)), (D) Capital Expenditures, and (ii) to the extent not included in the amounts calculated pursuant to (i) above, the amount of any automatic reduction in the Commitment made during such fiscal year in accordance with the provisions of Section 2.8(a).

                  "GAAP" shall mean accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants as in effect on the Restatement Date.

                  "GOVERNMENT LIST" shall mean a list maintained by any Governmental Entity of sites identified for investigation or clean-up pursuant to any Environmental Law.

                  "GOVERNMENTAL ENTITY" shall mean any: (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

                  "GROSS REVENUE" shall mean, with respect to any Person and its Subsidiaries on a consolidated basis, for the most recently completed fiscal quarter, gross revenues determined in accordance with GAAP.

                  "GUARANTY" or "GUARANTEED," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to outstanding letters of credit or capital call requirements.

                  "HAZARDOUS SUBSTANCE" shall mean any Substance which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, whether or not such Substance is defined as hazardous under the Environmental Law.

                  "IMMATERIAL SITE SPECIFIC LICENSES" shall mean, at any time, the aggregate Site Specific Licenses, the termination or cancellation of which, without contemporaneous replacement, would not reasonably be expected to have a Materially Adverse Effect.

                  "INDEBTEDNESS" shall mean, with respect to any Person, and without duplication, (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person (except (i) items of shareholders' and partners' equity or capital stock, (ii) items of surplus or general contingency or deferred tax reserves incurred in the ordinary course of business, (iii) accounts incurred and payable in the ordinary course of business, (iv) dividends payable, or (v) deferred pension costs), (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, bankers' acceptances or similar instruments, (e) all obligations, contingent or otherwise, arising under Guaranties issued by such Person, and (f) all obligations of such Person under Interest Rate Hedge Agreements.

                  "INDEBTEDNESS FOR MONEY BORROWED" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, bankers' acceptances or similar instruments, all Indebtedness issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

                  "INTEREST EXPENSE" shall mean, for any Person for any period, all interest expense (including imputed interest with respect to Capitalized Lease Obligations) with respect to any Indebtedness for Money Borrowed of such Person during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees paid in respect of such Indebtedness for Money Borrowed to the extent not already included in cash interest paid, all as calculated in accordance with GAAP.

                  "INTEREST PERIOD" shall mean (a) in connection with any Prime Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar month in which such Advance is made, provided, however, that if a Prime Rate Advance is made on the last day of any calendar month, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar month, and (b) in connection with any Bankers' Acceptance, the term of such Bankers' Acceptance selected by the Borrower or otherwise determined in accordance with this Agreement.

                  "INTEREST RATE HEDGE AGREEMENTS" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar arrangements.

                  "KNOWN TO THE BORROWER" or "TO THE KNOWLEDGE OF THE BORROWER" shall mean known by the executive officers of the Borrower or any Subsidiary (which shall mean the chairman/president, the chief executive officer, the chief financial officer, the chief operating officer, the treasurer, and any in-house general counsel or other Persons performing like functions) or, based upon the reasonable inquiry that an executive officer would make, should have been known by such executive officer.

                  "LEASEHOLD REAL ESTATE" shall mean the land and premises of the Borrower and its Subsidiaries held under agreement to lease or other right of occupation.

                  "LEVERAGE RATIO" shall mean, as of any date, the ratio of (a) Total Debt for the Borrower Group on a combined basis to (b) Annualized Operating Cash Flow.

                  "LICENSES" shall mean any radio, telephone, microwave, wireless messaging or other license (excluding Immaterial Site Specific Licenses), authorization, certificate of compliance or convenience, franchise, approval or permit, granted or issued by any Governmental Entity and held by the Borrower, MadTel Holdings or any of their Subsidiaries, all of which (other than Immaterial Site Specific Licenses) are listed as of the Restatement Date on
Schedule 1 hereto.

                  "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

                  "LOAN DOCUMENTS" shall mean this Agreement, the Security Documents, all subordination agreements entered into by creditors of the Borrower or any of its Subsidiaries with respect to Indebtedness for Money Borrowed of the Borrower or any of its Subsidiaries, all legal opinions or reliance letters issued by counsel to the Borrower or any of its Subsidiaries, all fee letters, all Requests for Advance, all Interest Rate Hedge Agreements between the Borrower, on the one hand, and the Agent and the Banks, or any of them, on the other hand, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

                  "LOSS" means any loss whatsoever, whether direct or indirect, including expenses, costs, damages, judgments, penalties, fines, charges, claims, demands, liabilities, loss of profits, debts, interest, any and all legal fees and disbursements, on a solicitor and own client basis.

                  "MADTEL HOLDINGS" shall mean Madison Telecommunications Holdings Inc., a corporation incorporated under the laws of Canada.

                  "MADTEL HOLDINGS AGREEMENT" shall mean that certain Amended and Restated Loan Agreement dated as of even date herewith by and among MadTel Holdings, the Banks and the Agent.

                  "MADTEL HOLDINGS OBLIGATIONS" shall mean the indebtedness, liabilities and obligations of MadTel Holdings to the Agent and the Banks under, or in connection with, the MadTel Holdings Agreement.

                  "MAJORITY BANKS" shall mean (i) at any time that no Accommodations are outstanding hereunder, Banks, the total of whose Commitment Ratios equals or exceeds sixty-six and two-thirds percent (66-2/3%) of the aggregate Commitment Ratios of all Banks entitled to vote hereunder or (ii) at any time that there are Accommodations outstanding hereunder, Banks the total of whose Accommodations outstanding equals or exceeds sixty-six and two thirds percent (66-2/3%) of the total principal amount of the Accommodations then outstanding of all Banks hereunder (excluding from such calculation the Accommodations of any Banks who fail to provide Accommodations as provided in
Section 2.4(b) hereof).

                  "MATERIALLY ADVERSE EFFECT" shall mean (a) any material adverse effect upon the business, assets, liabilities, financial condition, results of operations, properties, or business of the Borrower and its Subsidiaries on a consolidated basis, or (b) except as a result of the action or inaction of the Agent or any Bank, a material adverse effect upon the validity or enforceability of this Agreement or any of the Loan Documents, or upon the ability of the Borrower or any of its Subsidiaries to perform the payment obligations or other obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Banks in and to the Accommodations or the rights of the Agent and the Banks in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

                  "MATURITY DATE" shall mean December 31, 2004, or as the case may be, such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitment to zero or otherwise).

                  "MINIMUM PERMITTED COLLATERAL AMOUNT" shall mean, as of any date:

                  (a) $32,500,000 (or the Equivalent U.S. Dollar Amount), when the Available Commitment is $52,000,000; and

                  (b) $37,500,000 (or the Equivalent U.S. Dollar Amount), when the Available Commitment is $57,000,000 or more,

in each case plus $375,000 to be provided by, or on behalf of, the Borrower to the Agent quarterly in arrears on or prior to the last Business Day of each fiscal quarter to be held by or on deposit by the Agent as Permitted Collateral, commencing with the fiscal quarter beginning on July 1, 1999 and ending with the fiscal quarter beginning October 1, 2001, such that on January 1, 2002, if the Available Commitment is $60,750,000 or more, the Minimum Permitted Collateral Amount shall be no less than $41,250,000.

                  "MULTIEMPLOYER PLAN" shall mean an Employee Pension Plan which is a "multiemployer plan" within the meaning set forth in Section 4001(a)(3) of ERISA.

                  "NECESSARY AUTHORIZATIONS" shall mean all approvals and licenses from, and all filings and registrations with, any Governmental Entity or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under Applicable Law, necessary in order to enable the Borrower and its Subsidiaries to own, construct, maintain, and operate wireless messaging systems currently being constructed, maintained or operated and to invest in other Persons who own, construct, maintain, and operate wireless messaging systems.

                  "NET INCOME" shall mean, for any Person and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP for such Person and its Subsidiaries.

                  "NETWORK AND EQUIPMENT AGREEMENT" shall mean that certain Network Co-ordination and Equipment Supply Agreement dated as of October 28, 1994 between PageNet and Madison Telecommunications Inc., as amended by Amendment No. 1 dated as of October 26, 1995.

                  "OBLIGATIONS" shall mean all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries, and any other obligors to the Banks or the Agent, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Accommodations or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or any of its Subsidiaries, whether or not such claim is allowed in such bankruptcy action and including Obligations to the Agent or any of the Banks under any Interest Rate Hedge Agreements) as they may be amended, restated or supplemented from time to time and all extensions or renewals, or as a result of making the Accommodations, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of Applicable Law or otherwise, now existing or hereafter arising.

                  "OPERATING CASH FLOW" shall mean, with respect to any Person and its Subsidiaries, on a consolidated basis, at the end of the most recently completed fiscal quarter, as determined in accordance with GAAP, the sum of (a) Net Income for such period (after eliminating any extraordinary gains and losses, including gains and losses from the sale of assets), plus (b) to the extent deducted in determining Net Income, the sum of the following for such period: (i) depreciation and amortization expense, (ii) Interest Expense and
(iii) income tax expense and (iv) all other non-cash items which will not require cash payment in the future. Operating Cash Flow attributable to any acquisition will be included in the determination of Operating Cash Flow as if the Assets so acquired had been acquired on the first day of such fiscal period, and the operating results of any acquired Assets for that portion of any fiscal period in which they were not owned by the Borrower or any of its Subsidiaries shall be determined by reference to financial information prepared by the prior owners thereof, subject to such adjustments as the Agent may reasonably require. Operating Cash Flow attributable to any assets disposed of will be excluded in the determination of Operating Cash Flow as if the Assets so disposed of had been disposed of on the first day of such fiscal quarter.

                  "PAGENET" shall mean Paging Network, Inc., a corporation incorporated under the laws of the State of Delaware.

                  "PAYMENT DATE" shall mean the last day of any Interest Period.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PERMITTED ASSET SALE" shall mean the sale by the Borrower or any of its Subsidiaries of all or any part of its Assets as permitted under
Section 7.4 hereof.

                  "PERMITTED COLLATERAL" shall mean (a) U.S. Dollars, (b) marketable, direct obligations of the United States of America maturing within ninety (90) days of the date of purchase, or (c) other collateral acceptable to the Banks at any time and from time to time held by or on deposit with the Agent pursuant to the Deposit Agreement as collateral for the Deposit Agreement Guaranty.

                  "PERMITTED INVESTMENTS" shall mean: (a) negotiable instruments or securities in bearer or registered form which are not held for more than 30 days and which evidence: (i) obligations of or guaranteed by the Government of Canada so long as they have the Permitted Rating; (ii) obligations of or guaranteed by a province or municipality of Canada so long as they have the Permitted Rating; (iii) deposits or bankers' acceptances issued or accepted by any Schedule I Canadian chartered bank so long as they have the Permitted Rating; (iv) commercial paper of Canadian corporations or other Canadian issuers so long as it has the Permitted Rating; (v) other similar negotiable instruments or securities which are issued or guaranteed by Persons which have the Permitted Rating; or (b) demand deposits in any Schedule I Canadian chartered bank so long as they have the Permitted Rating or (c) investments in any wholly-owned Subsidiary of the Borrower so long as the corresponding debt instruments, if any, are pledged to the Agent as security for the Obligations.

                  "PERMITTED LIENS" shall mean, as applied to any Person:

         (a) Any Lien in favour of the Agent or any Bank given to secure the Obligations;

         (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

         (c) Liens of carriers, warehousemen, mechanics, labourers and materialmen incurred in the ordinary course of business for sums not yet more than sixty (60) days past due or being diligently contested in good faith, if adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

         (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

         (e) Restrictions on the transfer of the Licenses or assets of the Borrower or its Subsidiaries imposed by any of the Licenses as presently in effect;

         (f) Easements, rights-of-way, and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

         (g) The reservations, limitations, provisos and conditions, if any, expressed in any original grants of real property from the Crown;

         (h) Purchase money security interests to the extent incurred in connection with the acquisition of any property or assets by the Borrower or any of its Subsidiaries permitted hereunder; provided, that

                  (1) such Lien shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or any of its Subsidiaries;

                  (2) the Indebtedness secured or covered by such Lien shall not exceed the cost of the asset or property acquired and shall not be increased; and

                  (3) all such Indebtedness secured or covered by such Liens shall not exceed $500,000 in the aggregate at anytime outstanding;

         (i) Undetermined and inchoate Liens, rights of distress and charges incurred in the ordinary course of business which have not been filed or exercised or which relate to obligations not due or payable, or if due or payable, the validity of which is being contested diligently and in good faith by appropriate proceedings, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

         (j) Title defects or irregularities in respect of real property which are of a minor nature and which in the aggregate do not materially impair the use of such property for the purpose for which it is used or the conduct of the business of such Person;

         (k) The rights reserved to or vested in any Governmental Entity by the terms of any lease, License, franchise, grant or permit or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof; and

         (l) Any Liens resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure surety or appeal bonds, costs of litigation when required by law and public, statutory and other like obligations incurred in the ordinary course of business.

                  "PERMITTED RATING" shall mean, with respect to any Permitted Investment, a rating for short-term indebtedness of R-1 (Middle) or better from Dominion Bond Rating Service Limited or A-1+ from CBRS Inc. or a rating for long-term indebtedness of A (High) or better from Dominion Bond Rating Service Limited or A (High) from CBRS Inc.

                  "PERSON" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, any Governmental Entity or any other entity.

                  "PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA.

                  "PNCHI" shall mean Paging Network Canadian Holdings, Inc., a corporation incorporated under the laws of the State of Delaware.

                  "PNII" shall mean Paging Network International, Inc., a corporation incorporated under the laws of the State of Delaware.

                  "PNNV" shall mean Paging Network International Inc., N.V., a corporation incorporated under the laws of the Netherlands.

                  "PRIME RATE" shall mean, for any particular day, a per annum interest rate equal to the higher of (a) the variable rate of interest per annum, calculated on the basis of a year of 365 days or 366 days (in the case of a leap year), equal to the rate of interest per annum established and reported by The Toronto-Dominion Bank to the Bank of Canada for such day as the variable rate of interest per annum for determination of interest rates that The Toronto-Dominion Bank charges to its customers of varying degrees of creditworthiness in Canada for Canadian Dollar loans made by it in Canada, and
(b) the sum of the simple average of the rates per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) for such day plus one percent (1%). The Prime Rate is not necessarily the lowest rate of interest charged to customers of The Toronto-Dominion Bank.

                  "PRIME RATE ADVANCE" shall mean a Collateralized Prime Rate Advance or an Uncollateralized Prime Rate Advance.

                  "PRIME RATE BASIS" shall mean a simple interest rate equal to the sum of (i) the Prime Rate and (ii) the Applicable Margin for Prime Rate Advances which are Collateralized Advances or Uncollateralized Prime Rate Advances, as the case may be. The Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change, and shall also be changed to reflect changes in the Applicable Margin for Prime Rate Advances in accordance with Section 2.6(d).

                  "REAL ESTATE" shall mean the real estate of the Borrower and its Subsidiaries held in fee simple (or an interest analogous to a fee simple interest as it relates to real estate situate in the Province of Quebec).

                  "RELEASE" when used as a verb includes release, spill, leak, emit, deposit, discharge, leach, migrate or dispose into the environment and "Release" when used as a noun has a correlative meaning.

                  "REMEDIAL ACTION" shall mean any action, whether voluntary or compelled, that is reasonably necessary to: (i) clean up, remove, treat or in any other way deal with Hazardous Substances in the environment; (ii) prevent any Release of Hazardous Substances where such Release would violate any Environmental Laws or would endanger or threaten to endanger public health or welfare or the environment; or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in connection with the business or any of the Real Estate or other Assets (including the Collateral).

                  "REPAYMENT NOTICE" means a notice substantially in the form of Exhibit C.

                  "REPORTABLE EVENT" shall mean, with respect to any Employee Pension Plan subject to Title IV of ERISA, an event described in Section 4043(b) of ERISA as to which the requirement of advance notice has not been waived or an event described in Sections 2615.11, 2615.12, 2615.13, 2615.15 or 2615.19 of
PBGC regulations.

                  "RESTATEMENT DATE" shall mean August 5, 1999.

                  "RESTRICTED PAYMENT" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Subsidiaries (other than dividends payable solely in the Capital Stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Subsidiary of the Borrower) on account of any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Subsidiaries; (b) any payment of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of subordinated debt; (c) any payment of principal of, or interest on, Indebtedness referred to in Section 7.1(g) or 7.1(h) hereof; and (d) any management, consulting or similar fees, or any interest thereon, payable by the Borrower or any of its Subsidiaries to any partner, shareholder or Affiliate of any such Person.

                  "RESTRICTED PURCHASE" shall mean any payment (including, without limitation, any sinking fund payment, prepayment or instalment payment) on account of the purchase, redemption or other acquisition or retirement of any general or limited partnership interest in, or shares of Capital Stock of or other securities or subordinated debt of the Borrower or any of the Borrower's Subsidiaries (other than to the Borrower or any wholly-owned Subsidiary of the Borrower), including, without limitation, any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or of any of the Borrower's Subsidiaries or any loan, advance, release or forgiveness of Indebtedness by the Borrower or any of its Subsidiaries to any partner, shareholder or Affiliate of any such Person.

                  "SALES AND DISTRIBUTION AGREEMENT" shall mean that certain Sales and Distribution Agreement dated as of October 28, 1994 between the Borrower and Madison Telecommunications Inc. as amended by Amendment No.
1 dated as of October 26, 1995.

                  "SECURITY DOCUMENTS" means those agreements and other documents in favour of the Agent for the benefit of itself and the Banks described in Schedule 2, as such documents may be amended or supplemented from time to time, and any other agreement or instrument which may from time to time be held by the Agent for the benefit of itself and the Banks, or by the Banks themselves, as security for all or any portion of the Obligations.

                  "SECURITY INTEREST" shall mean all Liens in favour of the Agent, for the benefit of itself and the Banks, or in favour of the Banks themselves, created or intended to be created hereunder or under any of the Security Documents to secure the Obligations.

                  "SITE SPECIFIC LICENSES" shall mean all licenses or other authorizations granted in respect of the use of specific transmitter locations pursuant to the Licenses listed on Schedule 1.

                  "SUBSIDIARY" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable under the current facts of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. The Subsidiaries of the Borrower as of the Restatement Date are set forth on Schedule 3 attached hereto.

                  "SUBSTANCE" shall mean any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, and organic or inorganic matter.

                  "TAXES" shall mean all taxes imposed by any Governmental Entity, including income, profits, real property, personal property, goods and services, sales, transfer, purchase, stumpage, registration, capital, excise, payroll, unemployment, disability, employee's income withholding, social security or withholding.

                  "THIRD PARTIES" shall mean third party suppliers and others on whom the operations of the business of the Borrower and/or its Subsidiaries is partly dependent for ordinary course operations which may affect the Borrower's or its Subsidiaries' ability to be Year 2000 Ready at and after January 1, 2000.

                  "THIRD PARTY FACTORS" shall mean those factors beyond the control of the Borrower or its Subsidiaries and within the control of Third Parties.

                  "TOTAL DEBT" shall mean, as of any date with respect of any Person and its Subsidiaries on a consolidated basis, the difference between (a) the aggregate amount of Indebtedness for Money Borrowed, determined in accordance with GAAP, minus (b) the aggregate of: (i) the aggregate principal amount of Collateralized Advances and Face Amount of

Collateralized Bankers' Acceptances outstanding on such date, and (ii) the aggregate amount of Indebtedness permitted to be incurred in accordance with Sections 7.1(g) and 7.1(h) hereof outstanding on such date.

                  "TOTAL SUBSCRIBERS" shall mean, as of any date, the aggregate number of subscribers for the Units in Service of the Borrower Group on a combined basis.

                  "TRANSPONDER LEASE AGREEMENT" shall mean any agreement by and between the Borrower or any of its Subsidiaries and any other Person for the license, lease or other agreement to use telecommunications satellites in the operation of the business of the Borrower or such Subsidiaries and any other agreement related thereto.

                  "U.S. DOLLARS" and "U.S. $" shall mean lawful money of the United States of America.

                  "UNCOLLATERALIZED BANKERS' ACCEPTANCE" shall mean a Drawing which the Borrower requests to be made as an Uncollateralized Bankers' Acceptance or is continued as or converted into an Uncollateralized Bankers' Acceptance in accordance with the provisions of Section 2.5 hereof.

                  "UNCOLLATERALIZED PORTION OF THE COMMITMENT" shall mean, as of any date, that portion of the Available Commitment in excess of the Minimum Permitted Collateral Amount.

                  "UNCOLLATERALIZED PRIME RATE ADVANCE" shall mean an Uncollateralized Advance which bears interest at the Prime Rate Basis and which the Borrower requests to be made as an Uncollateralized Prime Rate Advance or is continued or converted as an Uncollateralized Prime Rate Advance, in accordance with the provisions of this Agreement, and which shall be in a principal amount of at least $500,000 and in an integral multiple of $500,000.

                  "UNITS IN SERVICE" shall mean, as of any date, for the Borrower Group on a combined basis, the aggregate number of wireless messaging units that are operating pursuant to valid and binding agreements with customers, in respect of which the customer is obligated to make payments at regular intervals in amounts consistent with standard industry practice, where the customer is delinquent less than sixty (60) days (unless the amount for such customer which is delinquent sixty (60) days or more constitutes less than thirty-five (35) percent of such customer's current monthly billing), except for governmental or corporate customers delinquent less than ninety (90) days that
(a) have been serviced by such Person for at least six (6) months and have a consistent prior payment history and in which the customer has made a payment within the last forty-five (45) days equal to or greater than the amount of the current monthly billing for such customer, or (b) have a regular history of paying on their accounts amounts equal to or greater than the amount of the current monthly billing for such customer and whose total account receivable is
(i) no older and (ii) no greater in dollar amount, than such account receivable was on the date ninety (90) days prior.

                  "YEAR 2000 READY" shall mean that, except as would not have individually or in the aggregate, a Materially Adverse Effect, the Year 2000 Systems used or relied upon by the Borrower or its Subsidiaries will function accurately and without material delay or interruption at all times before, on and after January 1, 2000 (including through February 29, 2000), without any change in the operations of such Year 2000 Systems associated with the advent of 2000 or the 21st century.

                  "YEAR 2000 PLAN" shall mean the plan of the Borrower to ensure that the Year 2000 Systems are Year 2000 Ready in the form delivered to the Agent prior to the date hereof.

                  "YEAR 2000 SYSTEMS" shall mean all computer hardware, software and files (including all operating systems, application software and related supporting data) and files owned, used, sold, leased or licensed by the Borrower or its Subsidiaries in connection with the operation of its business and all process controls, environmental controls, communications systems and any other support systems or equipment owned, used, sold, leased or licensed by the Borrower or its Subsidiaries, in the operation of its business which employs, stores or processes date/time information in electronic form.

                  Each definition of an agreement in this Article 1 shall include such agreement as modified, amended or supplemented from time to time in accordance herewith.

                                   ARTICLE 2
                                CREDIT FACILITY

SECTION 2.1 COMMITMENT.

                  The Banks agree, severally, in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to make available to the Borrower such Accommodations as may be requested by the Borrower, prior to the Maturity Date, in an amount not exceeding, in the aggregate, the Available Commitment. Each of the Banks shall, on the terms and conditions of this Agreement, make its pro rata share of Advances, and Bankers' Acceptances on the occasion of any Borrowing or Drawing, as applicable, available to the Borrower under the Commitment. All Advances and Bankers' Acceptances requested hereunder shall be made available to the Borrower in accordance with Section 2.2, Section 2.3 and
Section 2.5 hereof, respectively. Any notice given to the Agent in connection with a requested Accommodation hereunder shall be given to the Agent prior to 12:00 noon (Toronto time) in the case of Advances and 1:00 p.m. (Toronto time) in the case of Bankers' Acceptances in order for such Business Day to count toward the minimum number of Business Days required.

SECTION 2.2 UNCOLLATERALIZED PRIME RATE ADVANCES.

         (a) Choice of Interest Rate, Etc. Any Uncollateralized Prime Rate Advance shall be made as an Uncollateralized Prime Rate Advance.

         (b)      Manner of Borrowing.

                  (i) Uncollateralized Prime Rate Advances. The Borrower shall give the Agent irrevocable written notice not later than 12:00 noon (Toronto time) at least one (1) Business Day prior to the date of any requested

                           Uncollateralized Prime Rate Advance in the form of an Accommodation Notice, or telephonic notice followed immediately by an Accommodation Notice; provided, however, that the Borrower's failure to confirm any telephonic notice with an Accommodation Notice shall not invalidate any notice so given if acted upon by the Agent. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Bank in writing of the contents thereof.

                  (ii) Conversions of Uncollateralized Prime Rate Advances. On any Business Day, the Borrower may, subject to the provisions of this Agreement, convert the outstanding principal amount of an Uncollateralized Prime Rate Advance, in whole or in part, to (A) Bankers' Acceptances, by giving an Accommodation Notice in accordance with Section 2.5 hereof (including in accordance with the period for notice set forth in
                           Section 2.5(b) hereof), and (B) Collateralized Prime Rate Advances by giving the Accommodation Notice in accordance with Section 2.3(b) hereof (including in accordance with the period for notice set forth in
                           Section 2.3(b) hereof). The Borrower may convert the Uncollateralized Prime Rate Advance on any Business Day. If the Uncollateralized Prime Rate Advance to be converted cannot be converted to an aggregate Face Amount of Bankers' Acceptances in an amount which may be drawn as Bankers' Acceptances under this Agreement, then the amount which cannot be so converted shall, subject to the other terms and conditions of this Agreement, thereafter continue to be outstanding as an Uncollateralized Prime Rate Advance. When any Uncollateralized Prime Rate Advances are to be converted, in whole or in part, to Bankers' Acceptances, the Borrower shall repay and there shall become due and payable on the Drawing Date, the principal amount of such Uncollateralized Prime Rate Advances which are to be so converted. Upon such Payment Date such Uncollateralized Prime Rate Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

SECTION 2.3 COLLATERALIZED ADVANCES.

         (a) Choice of Interest Rate, Etc. Any Collateralized Advance shall be made as a Collateralized Prime Rate Advance.

         (b)      Collateralized Prime Rate Advances.

                  (i) Advances. The Borrower shall give the Agent irrevocable written notice not later than 12:00 noon (Toronto time) at least one (1) Business Day prior to the date of any requested Collateralized Prime Rate Advance in the form of an Accommodation Notice, or telephonic notice followed immediately by an Accommodation Notice; provided, however, that the Borrower's failure to confirm any telephonic notice with an

                           Accommodation Notice shall not invalidate any notice so given if acted upon by the Agent. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Bank in writing of the contents thereof.

                  (ii) Conversions of Collateralized Prime Rate Advances. On any Business Day, the Borrower may, subject to the provisions of this Agreement, convert the outstanding principal amount of a Collateralized Prime Rate Advance, in whole or in part, to (A) Bankers' Acceptances, by giving an Accommodation Notice in accordance with Section 2.5 hereof (including in accordance with the period for notice set forth in
                           Section 2.5(b) hereof), and (B) Uncollateralized Prime Rate Advances by giving the Accommodation Notice in accordance with Section 2.2(b) hereof (including in accordance with the period for notice set forth in Section 2.2(b) hereof). In the case of any such conversion, the Borrower shall notify the Agent of the amount of any Collateralized Prime Rate Advance to be converted. The Borrower may convert a Collateralized Prime Rate Advance on any Business Day. If the Collateralized Prime Rate Advance to be converted to Bankers' Acceptances cannot be converted to an aggregate Face Amount of Bankers' Acceptances in an amount which may be drawn as Bankers' Acceptances under this Agreement, then the amount which cannot be so converted shall, subject to the other terms and conditions of this Agreement, thereafter continue to be outstanding as a Collateralized Prime Rate Advance. When any Collateralized Prime Rate Advances are to be converted, in whole or in part, to Bankers' Acceptances the Borrower shall repay and there shall become due and payable on the Drawing Date, the principal amount of such Collateralized Prime Rate Advances which are to be so converted. Upon such Payment Date such Collateralized Prime Rate Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

         (c) Automatic Conversion of Collateralized Advances and Collateralized Bankers' Acceptances. If, on any date, the sum of the principal amount of Collateralized Advances and the Face Amount of Collateralized Bankers' Acceptances then outstanding exceeds the Equivalent Canadian Dollar Amount of the amount of Permitted Collateral held by the Agent pursuant to the Deposit Agreement on such date, (i) an amount of Collateralized Advances up to the amount of such excess shall automatically be converted to an Uncollateralized Prime Rate Advance, and (ii) if after such conversions of, or adjustments to, all Collateralized Advances there remains an excess, the Borrower shall on such date pay to the Agent for the benefit of the Banks an amount equal to the increased Drawing Fee which would be payable for Uncollateralized Bankers' Acceptances from such date until the Payment Date for the Face Amount of Collateralized Bankers' Acceptances equal to such excess.

SECTION 2.4 NOTIFICATION OF BANKS; DISBURSEMENT.

         (a) Notification of Banks. Upon receipt of an Accommodation Notice, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Agent shall promptly notify each Bank in writing of the contents thereof and the amount of such Bank's pro rata portion of the Advance. Each Bank shall, not later than 11:00 a.m. (Toronto time) on the date of borrowing specified in such notice, make available to the Agent at the Agent's Office, or at such account as the Agent shall designate, the amount of its pro rata portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

         (b)      Disbursement.

                  (i) Prior to 2:00 p.m. (Toronto time) on the date of an Advance hereunder, the Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Agent by the Banks in like funds by (a) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (b) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with The Toronto-Dominion Bank.

                  (ii) Unless the Agent shall have received notice from a Bank prior to 11:00 a.m. (Toronto time) on the date of any Advance that such Bank will not make available to the Agent such Bank's pro rata portion of such Advance, the Agent may assume that such Bank has made or will make such pro rata portion available to the Agent on the date of such Advance and the Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Bank does not make such pro rata portion available to the Agent, such Bank agrees to repay to the Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Prime Rate.

                  (iii) If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's pro rata portion of the applicable Advance for purposes of this Agreement. If such Bank does not repay such corresponding amount immediately upon the Agent's demand therefor, the Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent, with interest at the Prime Rate. The failure of any Bank to fund its pro rata portion of any Advance shall not relieve any other Bank of its obligation, if any, hereunder to fund its respective pro rata portion of the Advance on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank;

                  (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Article 3 hereof, a Bank for any reason fails or refuses to fund its pro rata portion of such Advance, then, until such time as such Bank has funded its pro rata portion of such Advance (which late funding shall not absolve such Bank from any liability it may have to the Borrower), or all other Banks have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Bank shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Bank's pro rata portion of the Accommodations shall not be counted as outstanding for purposes of determining "Majority Banks" hereunder, or (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Banks in respect of its pro rata portion of the Accommodations.

SECTION 2.5 BANKERS' ACCEPTANCES.

         (a) Acceptances and Drafts. The Banks agree subject to the terms and conditions of this Agreement to create acceptances ("Bankers' Acceptances") by accepting Drafts of the Borrower under the Available Commitment from time to time, on any Business Day prior to the Maturity Date, which Drafts have an aggregate Face Amount equal to such Bank's pro rata share of the total Accommodations being made by way of Bankers' Acceptances, except that, if the face amount of a Bankers' Acceptance would not be equal to an integral multiple of $100,000, the face amount shall be increased or reduced by the Agent in its sole discretion, even if as a result of any such increase a Bank's Commitment Ratio would be exceeded. Bankers' Acceptances shall be created by Banks' acceptance of Drafts. Each Drawing shall be in an aggregate amount of not less than $1,000,000 and in an integral amount of $100,000.

         (b) Procedure for Drawing. The Borrower shall give the Agent irrevocable written notice not later than 1:00 p.m. (Toronto time) at least two (2) Business Days prior to the date of the proposed Drawing in the form of an Accommodation Notice, or telephonic notice followed immediately by an Accommodation Notice; provided, however, that the Borrower's failure to confirm any telephonic notice with an Accommodation Notice shall not invalidate any notice so given if acted upon by the Agent. Upon receipt of an Accommodation Notice, the Agent shall be responsible for making all necessary arrangements with each of the Banks with respect to the stamping of Bankers' Acceptances in the manner contemplated in this
                  Section 2.5. The Borrower shall not in any Accommodation Notice select an Interest Period for a Draft which ends after the Maturity Date or which conflicts with the repayments provided for in Section 2.8 or Section 2.10(b) hereof.

         (c) Form of Drafts. Each Draft presented by the Borrower for acceptance by a Bank: (i) shall be in a Face Amount of not less than $1,000,000 and in an integral multiple of $100,000; (ii) shall be dated the date of the Drawing; and (iii) shall mature and be payable by the Borrower on a Business Day which occurs one (1), two (2), three (3) or six (6) months (nine (9) or twelve (12) months subject to availability) after the Drawing Date. The Borrower hereby renounces, and shall not claim, any days of grace for the payment of any Bankers' Acceptances.

         (d) Acceptance of Drafts. Not later than 12:00 noon (Toronto time) on the Drawing Date specified for a relevant Drawing, a Bank:
                  (i) shall complete one or more Drafts dated the date of such Drawing in an aggregate Face Amount equal to such Bank's pro rata portion of the amount of such Drawing and with the Interest Period specified by the Borrower in its Accommodation; (ii) shall accept the Drafts; and (iii) shall purchase the Bankers' Acceptance thereby created in the manner provided in Section 2.5(e) hereof.

         (e) Purchase of Bankers' Acceptances. The Borrower shall request a quotation from the Agent of the purchase price of all Bankers' Acceptances created hereunder on the Drawing Date for such Bankers' Acceptances. The Agent, after consultation with the Banks, shall notify the Borrower of the purchase price for the Bankers' Acceptance in the Face Amount and for the Interest Period specified by the Borrower. The purchase price shall be calculated by reference to a discount rate which is an arithmetic average (rounded up to the nearest 0.01%) of the discount rates of the Banks determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawing Date for Bankers' Acceptances of each Bank having a comparable Face Amount and comparable maturity date as such Bankers' Acceptances. Each Bank shall purchase all Bankers' Acceptances created by such Bank hereunder at the purchase price quoted by such Bank to the Agent and advised by the Agent to the Borrower and such purchase price shall be paid and satisfied by such Bank making payment to the Agent in the amount of such purchase price less the applicable Drawing Fee. The Agent shall disburse the amounts made available to the Agent by the Banks in like funds by (a) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (b) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Agent. Bankers' Acceptances purchased by a Bank hereunder may be held by it for its own account until maturity or sold by it at any time prior thereto in the relevant market therefor in Canada, in the Bank's sole discretion.

         (f) Reimbursement at Payment Date. Subject to Section 2.5(g) hereof, the Borrower shall pay to the Agent on behalf of a Bank in same day funds, and there shall become due and payable at 11:00 a.m. (Toronto time) on the Payment Date for each Bankers' Acceptance, an amount in Canadian Dollars equal to the Face Amount of such Bankers' Acceptance accepted by such Bank. The Borrower shall make each payment hereunder in respect of Bankers' Acceptances by deposit of the required funds in accordance with Section 2.12 hereof. If the Borrower fails to pay the Bank pursuant to this Section 2.5(f), or to convert or renew the

                  Face Amount of such Bankers' Acceptance pursuant to Section 2.5(g) hereof, the unpaid amount due and payable to such Bank in respect of such Bankers' Acceptance shall automatically be converted to a Prime Rate Advance on the Payment Date, and shall bear interest: (i) for the first three (3) days from the date on which such amount is converted, or until such earlier date as an Accommodation Notice is given in accordance with
                  Section 2.2 or Section 2.3 hereof, as the case may be, at a per annum rate of interest equal to 115% of the Prime Rate Basis; and (ii) thereafter, at a rate per annum equal to the Prime Rate Basis, in each case, until such amount is paid in full.

         (g) Renewal or Conversion of Bankers' Acceptances. For effect on the Payment Date of a Bankers' Acceptance, the Borrower may elect: (i) to renew all or a portion of the Face Amount of such Bankers' Acceptance by giving an Accommodation Notice in accordance with this Section 2.5 (including in accordance with the period for notice set forth in Section 2.5(b) hereof); or
                  (ii) to have all or a portion of the Face Amount of such Bankers' Acceptance converted to an Advance, by giving an Accommodation Notice in accordance with Section 2.2 or Section
                  2.3 hereof (including in accordance with the period for notice set forth in Section 2.2 or Section 2.3 hereof, as the case may be). If the Bankers' Acceptance to be converted cannot be converted into an Advance in an amount which may be outstanding as an Advance under this Agreement, then the amount which cannot be so converted shall be repaid to the Agent on behalf of a Bank on the date of such conversion in accordance with Section 2.5(f) hereof.

         (h) Prepayments. Except as required by Section 2.9 or Section 2.10 hereof, no repayment of Bankers' Acceptances shall be made by the Borrower to a Bank prior to the Payment Dates of such Bankers' Acceptances as have been created by the Borrower. If the Borrower shall prepay any Bankers' Acceptances accepted by a Bank as required by Section 2.9 or Section 2.10 hereof then (unless such prepayment has been rescinded or otherwise is required to be returned by such Bank for any reason), as between the Borrower and such Bank, such Bank shall thereafter be solely responsible for the payment of the Face Amount of such Bankers' Acceptances as have been created by the Borrower to the holder or holders thereof in accordance with the terms thereof.

         (i) Circumstances Making Bankers' Acceptances Unavailable. If the Banks or any one or more of them determine in good faith that by reason of circumstances affecting the money market there is no market for Bankers' Acceptances and advises the Agent and the Borrower to such effect, in writing, then the right of the Borrower to request a Drawing shall be suspended until the Banks determine that the circumstances causing such suspension no longer exist and the Agent so notifies the Borrower. Any Accommodation Notice which is outstanding at the time of such notice by the Banks or any one or more of them shall be deemed to be a Accommodation Notice requesting a Prime Rate Advance in the principal amount equal to the requested Face Amount in such Accommodation Notice.

         (j)      Draft Forms.

                  (i) Authorization Regarding Drafts. In order to facilitate the issuance of Bankers' Acceptances pursuant to this Agreement, the Borrower hereby authorizes each of the Banks to complete, sign and endorse Drafts on its behalf in hand-written form or by facsimile or mechanical signature or otherwise and, once completed, signed and endorsed to accept them as Bankers' Acceptances under this Agreement. Drafts so completed, signed, endorsed and negotiated on behalf of the Borrower by the Banks shall bind the Borrower as fully and effectively as if those acts were performed by an authorized officer of the Borrower.

                  (ii) Safekeeping of Drafts. Any executed Drafts to be used for Bankers' Acceptances which are held by any Bank need only be held in safekeeping with the same degree of care as if they were that Bank's own property and that Bank was keeping them at a place at which they are to be held. The Borrower shall, by written notice to the Agent, designate the Persons authorized to give the Agent and each Bank instructions regarding the manner in which the Bankers' Acceptances are to be completed and the times at which they are to be issued. Neither the Agent nor the Banks or any of their respective directors, officers, employees or representatives shall be liable for any action taken or omitted to be taken by any of them under this Section except for their own gross negligence or wilful misconduct.

SECTION 2.6 INTEREST; FEES.

         (a) Interest on Uncollateralized Prime Rate Advances. Interest on each Uncollateralized Prime Rate Advance shall be computed daily and shall be payable at the Prime Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Uncollateralized Prime Rate Advances then outstanding shall also be due and payable on the Maturity Date.

         (b) Interest on Collateralized Advances. Interest on each Collateralized Prime Rate Advance shall be computed daily and shall be payable at the Prime Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Collateralized Prime Rate Advances then outstanding shall also be due and payable on the Maturity Date.

         (c) Interest Upon Default. Immediately upon the occurrence and during the continuance of an Event of Default under (1)
                  Section 8.1(b) hereof, or (2) resulting from a failure to comply with any provision of Article 7 hereof, the outstanding Obligations (to the extent permitted by Applicable Law) shall bear interest at the Default Rate. Such interest shall be payable on demand by the Majority Banks and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Majority Banks (or, if applicable to the underlying Event of Default, all of the Banks) to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

         (d) Applicable Margin. With respect to any Accommodation, the Applicable Margin shall be determined by the Agent based upon the Leverage Ratio as of the end of the fiscal quarter most recently ended, effective as of the fifth (5th) Business Day after the financial statements referred to in Section 6.1 or
                  Section 6.2 hereof, as the case may be, are furnished to the Agent and each Bank for such fiscal quarter, as follows:

                                                             COLLATERALIZED                           UNCOLLATERALIZED
                                       COLLATERALIZED          PRIME RATE        UNCOLLATERALIZED          BANKERS'
                                    BANKERS' ACCEPTANCES        ADVANCES        PRIME RATE ADVANCE       ACCEPTANCES
         LEVERAGE RATIO              APPLICABLE MARGIN      APPLICABLE MARGIN    APPLICABLE MARGIN    APPLICABLE MARGIN
--------------------------------    --------------------    -----------------   ------------------    -----------------
A. Greater than or equal to              0.500%                0.00%              2.500%               4.000%
   6.00:1

B. Greater than or equal to              0.500%                0.00%              1.500%               3.000%
   4.00:1, but less than 6.00:1

C. Less than 4.00:1                      0.500%                0.00%              0.500%               2.000%

                  Notwithstanding the foregoing, if the Borrower shall fail to timely deliver to the Agent the financial statements required for the calculation of the Leverage Ratio for any fiscal quarter, then commencing with the fifth (5th) Business Day after the date such financial statements were due and continuing through the fifth (5th) Business Day following the date of delivery thereof, the Leverage Ratio for such period shall be conclusively presumed to be, and the Applicable Margin shall be calculated based upon, the Leverage Ratio which is one level greater than the Leverage Ratio in effect for the immediately preceding fiscal quarter for which financial statements were delivered or were due to be delivered. If, for any reason, the Leverage Ratio cannot be calculated or determined, the Applicable Margin shall be based upon the Leverage Ratio set forth for level A above.

SECTION 2.7 FEES.

         (a) Commitment Fees. The Borrower agrees to pay each of the Banks, in accordance with their respective Commitment Ratios, commitment fees as follows: (i) a commitment fee on the aggregate unborrowed available balance of the Commitment, for each day from the Restatement Date until the Maturity Date at the rate of one percent (1.000%) per annum, and (ii) a commitment fee on the aggregate unborrowed unavailable balance of the Commitment, for each day from the Restatement Date until the Maturity Date at the rate of three-eighths of one percent (0.375%) per annum. Such commitment fees shall be computed daily on the basis of a year of 365 or 366 days (in the case of a leap year), shall be payable quarterly in arrears on the last day of each quarter, and shall be fully earned when due and non-refundable when paid. A final payment of all commitment fees then payable shall also be due and payable on the Maturity Date.

         (b) Drawing Fees. Drawing Fees for Bankers' Acceptances hereunder shall be payable in advance on the date of its respective Drawing, and shall be fully earned when due and non-refundable when paid.

SECTION 2.8 MANDATORY COMMITMENT REDUCTIONS.

         (a) Commencing March 31, 2002 and at the end of each fiscal quarter thereafter, the Uncollateralized Portion of the Commitment as in effect on March 30, 2002, shall be automatically and permanently reduced by the amounts set forth below:

                                                                           QUARTERLY REDUCTION OF THE
                                                                        UNCOLLATERALIZED PORTION OF THE
                     DATES OF COMMITMENT REDUCTION                  COMMITMENT IN EFFECT ON MARCH 30, 2002
        ------------------------------------------------------      --------------------------------------
        March 31, 2002, June 30, 2002, September 30, 2002
        and December 31, 2002                                                    $  195,000.00

        March 31, 2003, June 30, 2003, September 30, 2003 and
        December 31, 2003                                                        $1,170,000.00

        March 31, 2004, June 30, 2004 and September 30, 2004                     $2,340,000.00

        December 31, 2004                                                            remainder

         (b) Commencing with the fiscal year ending December 31, 1999, and for each fiscal year thereafter, concurrently with the delivery of the financial statements referred to in Section 6.1(b) in respect of the final quarter of each such fiscal year, the Uncollateralized Portion of the Commitment as in effect at the end of such fiscal year, shall be automatically and permanently reduced by an amount equal to 50% of the Borrower's Free Cash Flow for the immediately preceding fiscal year (provided that any such reduction shall be subject to adjustment based on the financial statements delivered in accordance with Section 6.2). The amount of any such reduction of the Uncollateralized Portion of the Commitment shall be applied to the reductions required under Section 2.8(a) in inverse order of maturity.

The Borrower shall make a repayment of the Accommodations outstanding under the Commitment, together with accrued interest thereon, on or before the effective date of each reduction in the Commitment under this Section 2.8, such that the aggregate principal amount of the Accommodations outstanding at no time exceeds the Commitment as so reduced. In addition, any remaining unpaid principal and interest under the Commitment shall be due and payable in full on the Maturity Date.

SECTION 2.9 OPTIONAL PREPAYMENTS; COMMITMENT REDUCTIONS.

         (a) Prepayment of Accommodations. The Borrower may without penalty (but subject to Section 2.13 hereof) at any time prepay in full or in part the principal amount of any Advance prior to the Payment Date for such Advance by giving the Agent at least three (3) Business Days' prior written notice of such prepayment, such notice to be in the form of a Repayment Notice. Partial prepayments shall be in a principal amount of not less than $1,000,000.00, and in an integral multiple of $500,000.00.

         (b) Commitment Reduction. The Borrower may without penalty (but subject to Section 2.13 hereof) at any time terminate or permanently reduce all or any part of the Commitment by giving the Agent and the Banks at least three (3) Business Days' prior written notice thereof, such notice to be in the form of a Repayment Notice; provided, however, that any reduction shall reduce the Commitment in a principal amount of at least $3,500,000.00 and in an integral multiple of $500,000.00, and provided, further, that no such reduction shall be permitted if it would require a prepayment of a Bankers' Acceptance. The Borrower shall make any required repayment or prepayment of Accommodations outstanding under the Commitment, plus accrued interest on such portion of the Accommodations and any accrued fees in respect thereof, on or before the effective date of the reduction of the Commitment, so that the principal amount of the Accommodations outstanding after such repayment or prepayment does not exceed the Commitment as so reduced. The Borrower shall not have any right to rescind any termination or reduction pursuant to this Section 2.9(b). Any reduction of the Commitment effected pursuant to this Section 2.9(b) shall be applied pro rata as between the Uncollateralized Portion of the Commitment and the remaining portion of the Commitment.

SECTION 2.10 MANDATORY REPAYMENTS.

                  In addition to the scheduled Commitment reductions provided for in Section 2.8 hereof, the Borrower shall repay the Obligations as follows:

         (a) Accommodations in Excess of Available Commitment. If, at any time, the amount of the Accommodations then outstanding under the Commitment shall exceed the Available Commitment, the Borrower shall, on such date and subject to Section 2.13 hereof, provide the Agent with a Repayment Notice and make a repayment of the principal amount of the Accommodations in an amount equal to such excess, together with any accrued interest and fees with respect thereto. If any such repayment would require a prepayment of any Bankers' Acceptance, the Borrower shall make an interest-bearing deposit with the Agent in the Face Amount of such Bankers' Acceptances and hereby irrevocably authorizes and directs the Agent to apply such payment to the Borrower's reimbursement obligations in respect of such Drawing on the Payment Date therefor.


         (b) Maturity Date. In addition to the foregoing, a final payment of all Obligations then outstanding shall be due and payable on the Maturity Date.

SECTION 2.11 EVIDENCE OF OBLIGATIONS; ACCOMMODATION ACCOUNTS.

         (a) The indebtedness of the Borrower in respect of all Obligations (other than Accommodations and interest) hereunder shall be prima facie evidenced by the account records maintained by the Agent. The failure of the Agent to correctly record any amount or date shall not, however, affect the obligation of the Borrower to pay amounts due hereunder to the Agent or any of the Banks in accordance with this Agreement.

         (b) Each Bank may open and maintain on its books in the name of the Borrower a loan account with respect to its pro rata portion of the Accommodations and interest thereon. Each Bank which opens such a loan account shall debit such loan account for the principal amount of its pro rata portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Accommodations. The records of a Bank with respect to the loan account maintained by it shall be prima facie evidence of its pro rata portion of the Accommodations and accrued interest thereon absent manifest error, but the failure of any Bank to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Accommodations.

SECTION 2.12 MANNER OF PAYMENT.

         (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Accommodations, commitment fees and any other amount owed to the Banks or the Agent or any of them under this Agreement or the other Loan Documents shall be made not later than 1:00 p.m. (Toronto time) on the date specified for payment under this Agreement to the Agent at the Agent's Office, for the account of the Banks or the Agent, as the case may be, in lawful Canadian currency in immediately available funds. Any payment received by the Agent after 1:00 p.m. (Toronto time) shall be deemed received on the next Business Day. Receipt by the Agent of any payment intended for any Bank or Banks hereunder prior to 1:00 p.m. (Toronto time) on any Business Day shall be deemed to constitute receipt by such Bank or Banks on such Business Day. In the case of a payment for the account of a Bank, the Agent will promptly thereafter distribute the amount so received in like funds to such Bank. If the Agent shall not have received any payment from the Borrower as and when due, the Agent will promptly notify the Banks accordingly.

         (b)      Prior to the declaration of an Event of Default under Section
                  8.2 hereof, if some but less than all amounts due from the Borrower are received by the Agent with respect to the Obligations, the Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the
                  Banks: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Agent and the Banks, or any of them; (ii) to the payment of interest then due and payable on the Accommodations; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.12(b) then due and payable to the Agent and the Banks, or any of them, hereunder or under any other Loan Document; and
                  (iv) to the payment of principal then due and payable on the Accommodations.

         (c) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (d) On the date of any Accommodation or the maturity thereof, including the date of any extension or conversation of any Accommodation (the "Transaction Date"), the Agent shall be entitled to net amounts payable in one currency on such Transaction Date by the Agent to a Bank against amounts payable in the same currency on such Transaction Date by such Bank to the Agent for the account of the Borrower. Similarly, on any Transaction Date, the Borrower hereby authorizes each Bank to net amounts payable in one currency on such date by such Bank to the Agent, for the account of the Borrower, against amounts payable in the same currency on such date by the Borrower to the Agent, for the account of such Bank, in accordance with the Agent's calculations made in accordance with the provisions of this Agreement.

SECTION 2.13 REIMBURSEMENT.

         (a) Upon the earlier of demand or the Maturity Date, the Borrower shall pay to the Agent or the Banks such amount or amounts as will compensate the Agent or the Banks for any loss, cost or expense incurred by them with respect to any Bankers' Acceptance arising from any Claim, including legal fees and disbursements, respecting the collection of amounts owing by the Borrower hereunder in respect of such Bankers' Acceptance or the enforcement of the Agent's or Banks' rights hereunder in respect of such Bankers' Acceptance, including legal proceedings attempting to restrain the Agent or the Banks from paying any amount under such Bankers' Acceptance, except for any loss, cost or expense resulting from the gross negligence or wilful misconduct of the Agent or such Bank, as applicable, as determined by a final, non-appealable judicial order of a court of competent jurisdiction. Such Bank's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be prima facie evidence of such losses or expenses absent manifest error.

         (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Bank or any participant of such Bank permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable as a result of acceleration of the Obligations.

SECTION 2.14 PRO RATA TREATMENT.

         (a) Advances. Each Advance from the Banks hereunder shall be made pro rata on the basis of the respective Commitment Ratios of the Banks.

         (b) Payments Prior to Declaration of Event of Default. Except as provided in Section 2.5(f) hereof and Article 10 hereof, each payment and prepayment of principal of the Accommodations and each payment of interest on the Accommodations, shall be made to the Banks pro rata on the basis of their respective unpaid principal amounts outstanding hereunder immediately prior to such payment or prepayment. If any Bank shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Accommodations in excess of its pro rata share of the Accommodations under its Commitment Ratio, such Bank shall forthwith purchase from the other Banks such participations in the portion of the Accommodations made by them as shall be necessary to cause such purchasing Bank to share the excess payment rateably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.14(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         (c) Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Accommodations under
                  Section 8.2 hereof, payments and prepayments made to the Agent or the Banks or otherwise received by any of them (from realization on Collateral for the Obligations or otherwise) on account of the Accommodations shall be distributed as follows: first, to the Agent's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any Collateral for the Obligations; second, to the payment of fees then due and payable to the Agent and the Banks and any reasonable costs and expenses, if any, incurred by any of the Banks under Section 11.2 hereof, pro rata on the basis of the amount of such Obligations; third, to any unpaid interest which may have accrued on the Obligations, pro rata on the basis of the amount of such Obligations; fourth, to any unpaid principal or the Face Amount of the Obligations and Obligations under Interest Rate Hedge Agreements, pro rata on the basis of the amount of such Obligations; fifth, to damages incurred by the Agent or any Bank by reason of any breach hereof or of any other Loan Document, pro rata on the basis of the amount of such Obligations; and sixth, upon satisfaction in full of all remaining Obligations, to the Borrower or as otherwise required by Applicable Law.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

SECTION 3.1 CONDITIONS PRECEDENT TO AGREEMENT.

                  The effectiveness of this Agreement and the obligation of the Banks to make Accommodations hereunder are subject to the prior or contemporaneous fulfilment of each of the following conditions:

         (a) The Agent and the Banks shall have completed their due diligence investigation and examination of the Borrower's operation and affairs and shall have determined, in their sole discretion, acting reasonably, that the results of such investigation and examination are satisfactory, including, without limitation, in respect of matters relating to (i) current business plans, (ii) financial projections, and (iii) the operations of the Borrower Group on a consolidated basis;

         (b) The Agent and the Banks shall have received each of the following:

                  (i) the loan certificate of the Borrower dated as of the Restatement Date, in substantially the form attached hereto as Exhibit D, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items:
                           (A) a true, complete and correct copy of the Certificate and Articles of Incorporation and by-laws of the Borrower as in effect on the Restatement Date, or confirmation that there have been no amendments to such articles and by-laws since the Agreement Date,
                           (B) certificates of status, compliance or good standing for the Borrower issued by the appropriate government officials of the jurisdiction of incorporation of the Borrower and for each jurisdiction in which the Borrower carries on business, (C) a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the Capital Stock of the Borrower;

                  (ii) a loan certificate of each Subsidiary of the Borrower dated as of the Restatement Date, in substantially the form attached hereto as Exhibit E, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate and Articles of Incorporation and by-laws of such Person as in effect on the Restatement Date, or confirmation that there have been no amendments to such articles and by-laws since the Agreement Date, (B) certificates of status, compliance or good standing for such Person issued by the appropriate government officials of the jurisdiction of incorporation or formation, as applicable, of such Person and for each jurisdiction in which such Person is required to qualify to do business, (C) a true, complete and correct copy of the corporate resolutions of such Person authorizing such Person to execute, deliver and perform the Loan Documents to which it is party and the transactions contemplated thereby, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the Capital Stock of such Person;

                  (iii) duly executed acknowledgements and confirmations from the Borrower and any of its Affiliates that had previously granted security in connection with this Agreement prior to its amendment and restatement, that such security (A) remains in full force and effect, unamended, and (B) secures the obligations of the Borrower under this Agreement (it being acknowledged that no such document is required from Paging Network, Inc. because it has been released from any obligations it had in connection with security it previously delivered);

                  (iv) evidence of the registration and continued perfection of the Security Documents in all offices where such registration, filing or recording is necessary or desirable to protect any rights or remedies of the Agent and the Banks thereunder;

                  (v) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries, and otherwise meeting the requirements of Section 5.5 hereof, together with copies of the underlying insurance policies;

                  (vi) a legal opinion of Blake Cassels & Graydon, Canadian counsel to the Borrower and its Subsidiaries, addressed to each Bank and the Agent, and dated as of the Restatement Date;

                  (vii) audited year-end financial statements of the Borrower and its Subsidiaries on a consolidated basis for the fiscal year ending December 31, 1998, and unaudited financial statements for the Borrower Group on a combined basis for the fiscal year ending December 31, 1998 and the fiscal quarter ending March 31, 1999, certified by (A) in the case of the audited statements, an independent auditor acceptable to the Agent, and (B) in the case of the unaudited statements, the Chief Financial Officer or the Chief Executive Officer of the Borrower;

                  (viii) lien search results with respect to the Borrower and its Subsidiaries from appropriate jurisdictions; and

                  (ix) all such other documents as the Agent or any Bank may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

         (c) The Agent and the Banks shall have received evidence satisfactory to them that all Necessary Authorizations, including any consent or authorization of Industry Canada and all other necessary consents to the closing of this Agreement and the other Loan Documents, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Agent and the Banks shall have received a certificate of an Authorized Signatory so stating.

         (d) The Borrower shall certify to the Agent and the Banks that each of the representations and warranties in Article 4 hereof are true and correct as of the Agreement Date and that no Default or Event of Default then exists or is continuing.

         (e) There shall not exist as of the Restatement Date any action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any manner relating adversely to, the Borrower, any of its Subsidiaries, any of their respective properties, which, in the judgment of the Agent, could be expected to have a Materially Adverse Effect.

         (f) No event shall have occurred and no condition shall exist which, in the judgment of the Agent, has had or could be expected to have a Materially Adverse Effect.

         (g) The Agent and the Banks shall have received evidence satisfactory to them of the simultaneous closing of the MadTel Holdings Agreement dated as of even date hereof.

         (h) The Agent and the Banks shall have received all agreements entered into, in connection with the Business, by PageNet and Madison Venture Corporation and their respective Subsidiaries, which agreements shall be in form and substance satisfactory to the Agent and the Banks and shall each be collaterally assigned to the Agent for the benefit of the Banks.

         (i) The Agent and the Banks and their counsel shall have received payment of all fees due and payable on the Restatement Date.

SECTOPM 3.2 CONDITIONS PRECEDENT TO ALL ACCOMMODATIONS.

                  The obligation of the Banks to make any Accommodation hereunder is subject to the fulfilment of each of the following conditions immediately prior to or contemporaneously with such Accommodation satisfactory to the Majority Banks:

         (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to
                  Section 4.2 hereof or otherwise, are made at and as of the time of such Accommodation, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Accommodation, and after giving effect to any updates to information provided to the Banks in accordance with the terms of such representations and warranties, and no Default hereunder shall then exist or be caused thereby;

         (b) With respect to Advances which, if funded, would increase the aggregate principal amount of Accommodations outstanding hereunder, the Agent shall have received a duly executed Accommodation Notice;

         (c) Each of the Agent and the Banks shall have received all such other certificates, reports, statements, opinions of counsel (if such Advance is in connection with an acquisition) or other documents as the Agent or any Bank may reasonably request;

         (d) No event shall have occurred and no condition shall exist which has had or which could reasonably be expected to have a Materially Adverse Effect; and

         (e) No Applicable Law, proposed Applicable Law, change in any Applicable Law, or the interpretation or enforcement of any Applicable Law shall have been enacted (including the enactment of any Applicable Law respecting Taxes or environmental matters or any change therein or in the interpretation or enforcement thereof), the effect of which will be to prohibit the Agent or any of the Banks from making such Accommodation or to increase materially the cost thereof to the Banks.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTOPM 4.1 REPRESENTATIONS AND WARRANTIES.

                  To induce each of the Banks to make Accommodations available hereunder, the Borrower hereby agrees, represents and warrants, upon the Restatement Date, and at all times thereafter as required pursuant to Section
3.2 and Section 4.2 hereof, in favour of the Agent and each Bank that:

         (a) Organization; Ownership; Power; Qualification. The Borrower is a corporation duly incorporated or amalgamated, as the case may be, and organized, validly subsisting and in good standing under the laws of its jurisdiction of incorporation. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted and to borrow monies and to enter into agreements therefor. Each Subsidiary of the

                  Borrower is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has the corporate or partnership power, as the case may be, and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and each of its Subsidiaries are duly qualified, licensed or registered to carry on business as an extra-provincial corporation in the jurisdictions in which the nature of its properties or the business carried on by it make such qualification necessary.

         (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to obtain Accommodations hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject only to their enforceability against the other parties thereto and to any limitation under Applicable Laws relating to: (i) bankruptcy, insolvency, reorganization, moratorium or creditors' rights generally; and (ii) the discretion that a court may exercise in the granting of equitable remedies (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

         (c) Subsidiaries: Authorization; Enforceability. The Borrower's Subsidiaries and the Borrower's direct and indirect ownership thereof as of the Restatement Date are as set forth on
                  Schedule 3 attached hereto, and to the extent such Subsidiaries are corporations, the Borrower has the unrestricted right to vote the issued and outstanding shares of the Subsidiaries shown thereon and such shares of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrower has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject only to their enforceability against the other parties thereto and to any limitation under Applicable Laws relating to: (i) bankruptcy, insolvency, reorganization, moratorium or creditors' rights generally; and (ii) the discretion that a court may exercise in the granting of equitable remedies (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary). The Borrower's ownership interest in each of its Subsidiaries represents a direct or indirect controlling interest of such Subsidiary for purposes of directing or causing the direction of the management and policies of each Subsidiary.

         (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any Subsidiary of the Borrower,
                  (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation, constating documents or by-laws or partnership agreements, as the case may be, as amended, of the Borrower or of any Subsidiary of the Borrower, or under any indenture, agreement, or other instrument, including without limitation the Licenses, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

         (e) Business. The Borrower, together with its Subsidiaries, is engaged solely in the business of owning, managing, operating, investing in, the marketing and distribution of wireless messaging services and communications businesses incidental or directly relating thereto.

         (f) Licenses, etc. The Licenses have been duly issued and are in full force and effect. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation.

         (g) Compliance with Law. The Borrower and its Subsidiaries are in compliance in all material respects with all material Applicable Law, including, without limitation, all Environmental Laws.

         (h) Title to Assets. Each of the Borrower and its Subsidiaries is the sole beneficial owner of, and has a good and marketable title to, and will be lawfully possessed of its Assets, including the Collateral, free and clear of all Liens, except Permitted Liens, and each of the Borrower and the Subsidiaries has full legal right to mortgage, pledge, charge and assign to the Agent for the benefit of itself and the Banks the Collateral to the Agent pursuant to the Security Documents as contemplated herein. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming any agreement, option, understanding or commitment, for the purchase from the Borrower or the Subsidiaries of any of the Collateral.

         (i) Litigation. There is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Entity in Canada or elsewhere, nor is there any such material action, suit or proceeding which would prevent the Borrower from proceeding with any Accommodations. None of the Borrower or any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or award of any court or Governmental Entity or any arbitrator or board in Canada or elsewhere, nor is there any judgment, order, writ, injunction, decree or award which would prevent the Borrower from proceeding with any Accommodations. No such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any of its Subsidiaries, would have a Materially Adverse Effect.

         (j) Taxes. Each of the Borrower and its Subsidiaries has in a timely manner filed all tax returns, elections, filings and reports with respect to Taxes required by, and in accordance with, Applicable Law to be filed by it. Each of the Borrower and its Subsidiaries has paid, or reserved in the financial statements, all Taxes which are due and payable, and has paid all assessments and reassessments and all other Taxes, governmental charges penalties, interest and fines due and payable by it on or before the date hereof. Each of the Borrower and its Subsidiaries has no liability, contingent or otherwise, for Taxes, except Taxes not now due and payable with respect to ordinary operations during the current fiscal period adequate provision for the payment of which has been made. Each of the Borrower and its Subsidiaries has paid as and when due all applicable Taxes and remitted as required by Applicable Law all applicable Taxes and deductions and any interest or penalties related thereto, except any such taxes
                  (i) the payment of which the Borrower or any Subsidiary is diligently contesting in good faith by appropriate proceedings, (ii) for which adequate reserves to the extent required by GAAP have been provided on the books of the Borrower or the Subsidiary involved, and (iii) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced.

         (k) Financial Statements. The Borrower has furnished or caused to be furnished to the Agent and the Banks financial information for the Borrower and its Subsidiaries, and the Borrower Group, all of which, together with other financial statements furnished to the Banks subsequent to the Restatement Date have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and its Subsidiaries on a consolidated and consolidating (unconsolidated) basis, or the Borrower Group, on a combined basis, as the case may be, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement.

         (l) No Material Adverse Change. Since December 31, 1998, there has occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect.

         (m) ERISA. The Borrower and each ERISA Affiliate of the Borrower and each of their respective Plans are in compliance with ERISA and the Code (except for instances of non-compliance which, individually and in the aggregate, would not have a Materially Adverse Effect) and neither the Borrower nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Employee Pension Plan within the meaning of ERISA or the Code. The Borrower and each other ERISA Affiliate have complied with all requirements of COBRA (except for instances of non-compliance which, individually and in the aggregate, would not have a Materially Adverse Effect). Neither the Borrower nor any of its ERISA Affiliates has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees except for promises which, individually or in the aggregate, would not have a Materially Adverse Effect. Neither the Borrower nor any of its ERISA Affiliates has incurred any material liability to PBGC in connection with any Plan. The assets of each Plan of the Borrower and its ERISA Affiliates which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any Plan. No Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any of its ERISA Affiliates to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code, which tax or penalty, individually or in the aggregate, would have a Materially Adverse Effect. Neither the Borrower nor any of its ERISA Affiliates is obligated to make any contribution to a Multiemployer Plan.

         (n) No Margin Stock. The Borrower and its Subsidiaries do not own or have any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221, as amended) of the Board of Governors of the Federal Reserve System (herein called "Margin Stock"). None of the proceeds of any Accommodation will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any

                  Margin Stock, or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation (12 CFR Part 207, as amended). Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any of the Loan Documents to violate, or be inconsistent with, Regulation G, Regulation U or Regulation X (12 CFR Part 224, as amended) or any other regulation of the Board of Governors of the Federal Reserve System or to violate, or be inconsistent with, the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

         (o) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license (excluding Immaterial Site Specific Licenses) which has not already been obtained from, or effect any filing or registration which has not already been effected with, any Governmental Entity in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license (excluding Immaterial Site Specific Licenses) which has not already been obtained from, or effect any filing or registration which has not already been effected with, any Governmental Entity in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document.

         (p) Absence of Default, Etc. Neither the Borrower nor any of its Subsidiaries is subject to, or a party to, any charter or by-law restriction, any Applicable Law, any Claim, any contract or instrument, a Lien or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance by the Borrower or such Subsidiary with the terms, conditions and provisions hereof or of any Loan Document to which it is a party or the continued operation of the business on or after the date hereof on substantially the same basis as operated to the date hereof in each case. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any contract or agreement continuing after the Restatement Date, or bound by any Applicable Law, the performance of which or the compliance with which, as applicable, could have a Materially Adverse Effect or result in the loss of any License.

         (q) Accuracy and Completeness of Information. None of: (i) this Agreement, (ii) any of the Loan Documents, or (iii) any certificate or statement in writing which has been supplied by or on behalf of the Borrower or its Subsidiaries or by any of the directors, officers or employees of the Borrower or its Subsidiaries in connection with the transactions contemplated hereby or by any of the Loan Documents contained any untrue statement of a material fact, or omitted any statement of a material fact, necessary in order to make the statements contained herein or therein not materially misleading at the time it was furnished. There is no material fact known to the Borrower or its Subsidiaries or any of their directors, officers or employees which the Borrower has not disclosed to the Agent in writing and which could be expected to have a Materially Adverse Effect.

         (r) Agreements with Affiliates. Except for (1) agreements or arrangements set forth on Schedule 4 and (2) agreements or arrangements with Affiliates wherein the Borrower or one or more of its Subsidiaries provides services to such Affiliates on terms no less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate, neither the Borrower nor any of its Subsidiaries has (i) any agreements or arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate.

         (s) Priority. Except as a result of the action or inaction of the Agent or any Bank, the Security Interest is a valid and perfected first priority security interest in the Collateral in favour of the Agent, for the benefit of itself and the Banks, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

         (t) Indebtedness. Neither the Borrower nor any of its Subsidiaries has outstanding, as of the Restatement Date, any Indebtedness for Money Borrowed other than the Obligations hereunder.

         (u) Solvency. As of the Restatement Date after the closing of the MadTel Holdings Agreement, and after giving effect to the transactions contemplated by the Loan Documents, the Borrower and its Subsidiaries were and continue to be able to pay their liabilities as they become due.

         (v) Books and Records. All books and records of the Borrower and its Subsidiaries have been fully, properly and accurately kept and completed in accordance with GAAP and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

         (w) Environmental Liabilities. Neither the Borrower nor any of its Subsidiaries has incurred or is incurring any material liability pursuant to any Environmental Law, including any material Environmental Liabilities and Costs. To the best knowledge of the Borrower, there is no past or present fact, condition or circumstance relating to the Business, or the Real Estate, the Leasehold Real Estate and the Assets currently or formerly owned or leased by or under the charge, management or control of the Borrower or any of its Subsidiaries (the "Affected Properties") that could reasonably be expected to result in any material liability or material potential liability under any Environmental Laws. Neither the Borrower nor any of its Subsidiaries has received an Environmental Notice pursuant to, or raising concerns in respect of, any material liability pursuant to any Environmental Laws and to the best of the knowledge of the Borrower, there are no reasonable grounds which would give rise to the issuance of any Environmental Notice concerning material liability pursuant to any Environmental Law. To the best knowledge of the Borrower, there are no Hazardous Substances at, in, or under the Affected Properties at levels or concentrations in excess of levels or concentrations set out in Environmental Laws. Neither the Borrower nor, to the best of the knowledge of the Borrower, any of its directors or officers has ever: (i) been convicted of any offense for non-compliance with any Environmental Laws; (ii) been fined or otherwise penalized for non-compliance with Environmental Laws; or (iii) settled any prosecution in respect thereof short of conviction.

         (x) Material Agreements. The Transponder Lease Agreement, the Network and Equipment Agreement and the Sales and Distribution Agreement represent the only material agreements of the Borrower and its Subsidiaries.

         (y)      Year 2000 Warranty.

                  (i) The Borrower and its Subsidiaries have reviewed and assessed the potential impact of the Year 2000 issue on all areas of their critical businesses and operations (including those areas that may be affected by, or interfaced with, third party suppliers and clients);

                  (ii) The Borrower and its Subsidiaries have prepared and are implementing a Year 2000 Plan, the particulars of which are appended hereto at Schedule 5, which schedule also accurately sets out the current status of activities under the Year 2000 Plan;

                  (iii) Subject to Third Party Factors, the Year 2000 Systems of the Borrower and its Subsidiaries shall be Year 2000 Ready prior to December 31, 1999;

                  (iv) The cost to the Borrower (on a consolidated basis) of completing the steps necessary for the Year 2000 Systems of the Borrower and its Subsidiaries to be Year 2000 Complaint will not result in a Default, and are not expected, in the reasonable opinion of the Borrower, to have a Materially Adverse Effect on the Borrower and its Subsidiaries, taken as a whole; provided that this representation and warranty shall not extend to any costs relating to steps to be taken by Third Parties to deal effectively with Third Party Factors; and

                  (v) The Borrower and its Subsidiaries have taken reasonable commercial efforts, consistent with the importance of succeeding therein to the continued operation of the business of the Borrower and its Subsidiaries in the ordinary course, to assess, monitor and respond to the Third Party Factors in order to minimize the impact of Third Party Factors on the ability of the Borrower and its Subsidiaries to have their Year 2000 Systems Year 2000 Ready prior to December 31, 1999.

SECTION 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

                  All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct, at and as of the Restatement Date and on the date of each Accommodation except to the extent previously fulfilled in accordance with the terms hereof and to the extent relating specifically to the Restatement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Banks and the Agent, any investigation or inquiry by any Bank or the Agent, or the making of any Advance under this Agreement.

SECTION 4.3 NO REPRESENTATIONS BY BANKS.

                  No representation, warranty or other statement made by the Agent or any one or more of the Banks in respect of the Commitment or any Accommodation made hereunder shall be binding on such Person unless made by it in writing.

                                   ARTICLE 5
                               GENERAL COVENANTS

                  So long as any of the Obligations is outstanding and unpaid or the Banks have any Commitment hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Banks, or such greater number of Banks as may be expressly provided herein, shall otherwise consent in writing:

SECTION 5.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

                  The Borrower will, and will cause each of its Subsidiaries to:

         (a) preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the jurisdiction of its incorporation, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations; and

         (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

SECTION 5.2 BUSINESS; COMPLIANCE WITH APPLICABLE LAW.

                  The Borrower will, and will cause each of its Subsidiaries to,
(a) comply in all material respects with the requirements of all material Applicable Law, including, without limitation, all Environmental Laws, and (b) engage solely in the Business.

SECTION 5.3  MAINTENANCE OF PROPERTIES.

                  The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

SECTION 5.4 ACCOUNTING METHODS AND FINANCIAL RECORDS.

                  The Borrower will, and will cause each of its Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP, and keep accurate and complete records of their respective properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31.

SECTION 5.5 INSURANCE.

                  The Borrower will, and will cause each of its Subsidiaries to:

         (a) Maintain in respect of itself, and each of its Subsidiaries, or cause each of its Subsidiaries to maintain directly: (i) in respect of the Collateral, adequate insurance coverage at all times with financially sound and reputable insurers in such forms and amounts and against such risks acceptable to the Agent and the Banks, showing the Agent as an additional named insured and loss payee; and (ii) in respect of itself and its Assets (other than the Collateral), adequate insurance coverage at all times with financially sound and reputable insurers in such forms and amounts and against such risks as are reasonable for the business operations that are carried on by it from time to time.

         (b)      Require that each insurance policy provide for at least thirty
                  (30) days' prior written notice to the Agent of any termination of or proposed cancellation or nonrenewal of such policy.

SECTION 5.6 PAYMENT OF TAXES AND CLAIMS.

                  The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, before the same shall become delinquent: (i) all Taxes, assessments and governmental charges or levies or Claims imposed upon it or upon any of its Assets; and (ii) all lawful Claims which, if unpaid, might by Applicable Law become a Lien upon its Assets, in each case except for any such Tax, assessment, charge, levy or Claim which would result in a Lien which is a Permitted Lien. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by any Governmental Entity.

SECTION 5.7 COMPLIANCE WITH ERISA.

         (a) The Borrower shall, and shall cause its Subsidiaries to avoid any "accumulated funding deficiency" within the meaning of
                  Section 412(a) of the Code with respect to any Employee Pension Plan, whether or not waived, and will otherwise comply in all material respects with the requirements of the Code and ERISA with respect to the operation of all Plans.

         (b) The Borrower shall furnish to the Agent and the Banks (i) within thirty (30) days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries, which could subject the Borrower or any of its ERISA Affiliates to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code which tax or penalty, individually or in the aggregate, would have a Materially Adverse Effect, that any Reportable Event has occurred with respect to any Employee Pension Plan of the Borrower or any of its ERISA Affiliates or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan of the Borrower or any of its ERISA Affiliates or to appoint a trustee to administer any Employee Pension Plan of the Borrower or any of its ERISA Affiliates, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labour which sets forth or proposes any action or determination with respect to such Plan which could have a Materially Adverse Effect, (iii) promptly upon the Agent's request therefor, any annual report filed pursuant to ERISA in connection with each Employee Pension Plan maintained by the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Agent's request therefor, such additional information concerning any such Employee Pension Plan as may be reasonably requested by the Agent or any Bank.

         (c) The Borrower will promptly notify the Agent and the Banks of any excise taxes which have been assessed or which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labour with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries which, individually or in the aggregate, could have a Materially Adverse Effect.

         (d) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrower will notify the Agent and the Banks of any lien arising under Section 302(f) of ERISA in favour of any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

         (e) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which would have a Materially Adverse Effect:

                  (i) engage in any transaction in connection with which the Borrower or any of its Subsidiaries would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
                           Section 4975 of the Code;

                  (ii) terminate any Employee Pension Plan in a manner, or take any other action, which would result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC, other than for payment of PBGC premiums;

                  (iii) fail to make full payment when due of all amounts which, under the provisions of any Employee Pension Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

                  (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code.

SECTION 5.8 VISITS AND INSPECTIONS.

                  The Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Agent and any of the Banks, upon reasonable notice, to (i) visit and inspect the properties of the Borrower or any of its Subsidiaries during business hours, (ii) inspect and make extracts from and copies of their respective books and records, and (iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each of its Subsidiaries will also permit representatives of the Agent and any of the Banks to discuss with their respective accountants the Borrower's and the Borrower's Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

SECTION 5.9 PAYMENT OF INDEBTEDNESS; ACCOMMODATIONS.

                  Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay any and all of their respective Indebtedness prior to its becoming delinquent or having any late fees assessed or to the extent of trade payables of such Persons otherwise in accordance with ordinary business practices customary for the wireless messaging industry, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

SECTION 5.10 USE OF PROCEEDS.

                  The Borrower will use the aggregate proceeds of all Advances under the Accommodations directly or indirectly:

         (a) to fund Capital Expenditures associated with the Business and the ongoing need for wireless messaging units for its Canadian wireless messaging system;

         (b) for working capital needs and other general corporate purposes of the Borrower which do not otherwise conflict with this
                  Section 5.10 (including, without limitation, the payment of fees and expenses incurred in connection with the execution and delivery of this Agreement and the other Loan Documents and payments permitted under Section 7.7 hereof).

No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying, any Margin Stock.

SECTION 5.11 PROTECT SECURITY INTERESTS.

                  Except for the filing of renewal statements and the making of other filings by the Agent as a secured party or assignee, at all times take all action and supply the Agent with all information necessary to maintain the Liens provided for under the Security Documents and confer upon the Agent the security interests intended to be created thereby.

SECTION 5.12 ENVIRONMENTAL AUDITS.

                  Promptly if requested by the Agent: (i) if a Default has occurred and is continuing or the Agent or the Majority Banks have a reasonable good faith commercial concern as to the financial condition of the Borrower, conduct environmental audits having a scope acceptable to the Agent with respect to the potential liability under applicable Environmental Laws of the Borrower and its Subsidiaries, their respective Real Estate or other Assets, and the Business, such environmental audits to be conducted by the Environmental Auditor, and provide copies of such environmental audits to the Agent; (ii) if the Agent or the Majority Banks have a good faith concern that there is a material non-compliance by the Borrower or any of its Subsidiaries with Environmental Laws, conduct such environmental audit concerning alleged material non-compliance as the Agent or such Majority Banks may require, such audits to be conducted by the Environmental Auditor, and provide copies of such environmental audits to the Agent; and (iii) diligently remedy any material non-compliance with Environmental Laws revealed by any such audit.

SECTION 5.13 FURTHER ASSURANCES.

                  At its cost and expense, upon request of the Agent, the Borrower will duly execute and deliver or cause to be duly executed and delivered to the Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of the Loan Documents.

                                    ARTICLE 6
                              INFORMATION COVENANTS

                  So long as any of the Obligations is outstanding and unpaid or the Banks have any Commitment hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Bank and the Agent, at their respective offices:

SECTION 6.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION.

                  Within forty-five (45) days after the last day of each fiscal quarter of the Borrower during any fiscal year:

         (a) a copy of the balance sheets of (i) the Borrower on a consolidated and consolidating (unconsolidated) basis with its Subsidiaries, and (ii) the Borrower Group on a combined basis, in each case as at the end of such quarter and as of the end of the preceding fiscal year; and

         (b) the related statements of operations and the related statements of cash flows of (i) the Borrower on a consolidated basis with its Subsidiaries, and (ii) the Borrower Group on a combined basis, in each case for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period, shall provide consolidated and consolidating (unconsolidated) figures with respect to any acquisitions consummated during such quarter, and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of (x) the Borrower on a consolidated and consolidating (unconsolidated) basis with its Subsidiaries, and (y) the Borrower Group on a combined basis, in each case as at the end of such quarter and the results of operations for such quarter, and for the elapsed portion of the year ended with the last day of such quarter, subject only to normal year-end and audit adjustments and the absence of footnotes.

SECTION 6.2 ANNUAL FINANCIAL STATEMENTS AND INFORMATION.

                  Within ninety (90) days after the end of each fiscal year of the Borrower:

         (a) a copy of the audited consolidated and consolidating (unconsolidated) balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and for the previous fiscal year and the related audited consolidated and consolidating (unconsolidated) statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated and consolidating (unconsolidated) statements of cash flow and stockholders' equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion of Ernst & Young or such other independent auditor acceptable to the Agent, certified to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated and consolidating (unconsolidated) basis with its Subsidiaries as at the end of such fiscal year; and

         (b) for the Borrower Group on a combined basis, a balance sheet as of the end of such fiscal year and for the previous fiscal year and the related statement of operations for such fiscal year and for the previous fiscal year, the related statements of cash flow and stockholders' equity for such fiscal year and for the previous fiscal year, which may be prepared on an unaudited basis, but must be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP, and to present fairly in all material respects the financial position of the Borrower Group as at the end of such fiscal year and the results of operations for such fiscal year, subject only to normal year-end and audit adjustments and the absence of footnotes.

SECTION 6.3 PERFORMANCE CERTIFICATES.

                  At the time the financial statements are furnished pursuant to
Section 6.1 and Section 6.2, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form of Exhibit F hereto:

         (a) setting forth as and at the end of such quarter or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margins, as provided for in Section 2.6(d) hereof, and (ii) whether or not the Borrower was in compliance with the requirements of Section 7.8, Section 7.9, Section 7.10,
                  Section 7.11, Section 7.12, Section 7.13 and Section 7.14 hereof; and

         (b) stating that no Default has occurred as at the end of such quarter or fiscal year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default.

SECTION 6.4 COPIES OF OTHER REPORTS.

         (a) Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower by the Borrower's independent auditors regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

         (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License from any Governmental Entity.

         (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries, as the Agent or any Bank may reasonably request.

         (d) Promptly upon request but not more frequently than annually, certificates of insurance indicating that the requirements of
                  Section 5.5 hereof remain satisfied for such fiscal year, together with copies of any new or replacement insurance policies obtained during such year.

         (e) Within sixty (60) days after each fiscal year end, the annual budget for the Borrower and its Subsidiaries, including forecasts of the income statement and a cash flow statement for such fiscal year, on a quarter by quarter basis.

         (f) Promptly after the sending thereof, copies of all statements, reports and other information which the Borrower or any of its Subsidiaries sends to security holders of the Borrower generally or files with the Ontario Securities Commission or any other securities commission or stock exchange.

SECTION 6.5 NOTICE OF LITIGATION AND OTHER MATTERS.

                  (i) Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the
                           Borrower:

                  (ii) the commencement of all material proceedings and investigations by or before any Governmental Entity particular to the Borrower and/or any of its Subsidiaries and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Borrower, in any other way relating materially adversely to the Borrower or any Subsidiary of the Borrower, or any of their respective properties, assets or businesses or any License;

                  (iii) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or any Subsidiary of the Borrower other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect;

                  (iv) any material amendment or change to the financial projections or annual budget provided to the Banks by the Borrower;

                  (v) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Subsidiary of the Borrower under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Subsidiary of the Borrower is party or by which any of their respective properties may be bound, or (B) which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and

                  (vi) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its ERISA Affiliates or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan, to the extent any of the foregoing would have, individually or in the aggregate, a Materially Adverse Effect.

SECTION 6.6 ENVIRONMENTAL REPORTING.

                  Promptly, and in any event within fifteen (15) days of becoming aware of its existence, notify the Agent in writing of any notice or other state of affairs (providing details of any actions taken by the Borrower in response) which could reasonably be expected to give rise to: (i) Environmental Liabilities and Costs of $500,000 or more; or (ii) any violation of Environmental Laws involving the possible imposition of a fine of $500,000 or more or the shutting down of any facility forming part of the Business for a period in excess of 24 hours; and (iii) any facts or circumstances which could reasonably be expected to give rise to (x) Environmental Liabilities and Costs of $500,000 or more, or (y) any violation of Environmental Laws involving the possible imposition of a fine of $500,000 or more or the shutting down of any facility forming part of the Assets for a period in excess of 24 hours.

                                    ARTICLE 7
                               NEGATIVE COVENANTS

                  So long as any of the Obligations is outstanding and unpaid or the Banks have any Commitment hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks, or such greater number of Banks as may be expressly provided herein, shall otherwise give their prior consent in writing:

SECTION 7.1 INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

         (a) the Obligations (other than the Obligations described in Section 7.1(c) below);

         (b)      Indebtedness secured by Permitted Liens;

         (c) obligations under Interest Rate Hedge Agreements having a notional principal amount of not more than fifty percent (50%) of the Accommodations in the aggregate outstanding at any time;

         (d) Indebtedness of the Borrower or any of its wholly-owned Subsidiaries to any other wholly-owned Subsidiary of the Borrower so long as the corresponding debt instruments are pledged to the Agent as security for the Obligations;

         (e) Indebtedness of any of wholly-owned Subsidiaries of the Borrower to the Borrower so long as the corresponding debt instruments are pledged to the Agent as security for the Obligations;

         (f) Capitalized Lease Obligations in an aggregate amount not to exceed $500,000 at any time outstanding;

         (g) Indebtedness of the Borrower to MadTel Holdings so long as (i) the Indebtedness is not secured by any Lien, (ii) the corresponding debt instruments are assigned to the Agent as security for the MadTel Holdings Obligations, and (iii) any such Indebtedness is fully postponed to the Obligations. In this regard, prior to incurring any such Indebtedness, the Agent shall receive a specific assignment of receivables from MadTel Holdings, which will include a postponement from MadTel Holdings, together with any additional documentation and opinions required by the Agent, all in form and substance satisfactory to the Agent, in its sole discretion; and

         (h)      Indebtedness of the Borrower to PNII, PNNV or PNCHI so long as
                  (i) the Borrower is a wholly-owned Subsidiary of PNII, PNNV or PNCHI, as the case may be, (ii) the Indebtedness is not secured by any Lien, (iii) the Agent receives a limited recourse guaranty from PNII, PNNV or PNCHI, as the case may be, (iv) the corresponding debt instruments are assigned to the Agent as security for the obligations of PNII, PNNV or PNCHI, as the case may be, under their respective guaranties, (v) any such Indebtedness is fully postponed to the Obligations, and (vi) the Agent shall have received any additional documentation and opinions which it deems appropriate in respect of, inter alia, corporate existence, and due authorization, execution, delivery and enforceability of the guaranties referred to in this Section 7.1(h). In this regard, prior to incurring any such Indebtedness, the Agent shall receive a limited recourse guaranty from the creditors referred to in this Section 7.1(h), which will include an assignment and postponement from such creditors, together with any additional documentation and opinions required by the Agent, all in form and substance satisfactory to the Agent, in its sole discretion.

SECTION 7.2 LIMITATION ON LIENS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

SECTION 7.3 AMENDMENT AND WAIVER.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of its articles or certificate of incorporation or partnership agreement or by-laws, as appropriate (other than immaterial amendments relating to corporate governance which could not reasonably be expected to have an adverse effect on the Agent or any Bank or any of their rights or claims under any of the Loan Documents).

SECTION 7.4 LIQUIDATION, MERGER, OR DISPOSITION OF ASSETS.

         (a) Disposition of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time sell, exchange, lease, abandon, or otherwise dispose of any Assets (other than Assets disposed of in the ordinary course of business) without the prior written consent of all the Banks.

         (b) Liquidation or Merger. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more of its Subsidiaries, provided the Borrower is the surviving corporation, or (ii) a merger between or among two or more Subsidiaries of the Borrower, or (iii) in connection with an acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, a Subsidiary of the Borrower is the surviving corporation.

SECTION 7.5 LIMITATION ON GUARANTIES.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (b) obligations under agreements of the Borrower or any of its Subsidiaries entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of its Subsidiaries, or (c) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1 hereof.

SECTION 7.6 INVESTMENTS AND ACQUISITIONS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, Capital Stock or other securities of any Person or other assets or property other than (i) assets or property in the ordinary course of business or (ii) Permitted Investments; or
(b) except with the consent of the Majority Banks, make any acquisition.

SECTION 7.7 RESTRICTED PAYMENTS AND PURCHASES.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payment or Restricted Purchase, except that so long as no Default hereunder then exists or would be caused thereby the Borrower may make (a) distributions to PNII, PNNV or PNCHI so long as the Leverage Ratio is below 4.00 to 1 (both before and after giving effect to such distribution), and (b) payments of principal of any Indebtedness referred to in Section 7.1(g) hereof.

SECTION 7.8 LEVERAGE RATIO.

                  Commencing January 1, 2001, the Borrower shall not permit the Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                                PERIOD                               RATIO
       ---------------------------------------------------------     ------
       January 1, 2001 through June 30, 2001                         6.00:1

       July 1, 2001 through September 30, 2001                       5.00:1

       October 1, 2001 through December 31, 2001                     4.50:1

       January 1, 2002 through March 31, 2002                        4.00:1

       April 1, 2002 and thereafter                                  3.50:1

SECTION 7.9 ANNUALIZED OPERATING CASH FLOW TO INTEREST EXPENSE.

                  Commencing April 1, 2000, the Borrower shall not permit the ratio of Annualized Operating Cash Flow to Interest Expense for the Borrower Group on a combined basis to be less than the ratios set forth below for the periods indicated:

                         PERIOD                        RATIO
       -------------------------------------------     ------
       April 1, 2000 through June 30, 2001             1.00:1

       July 1, 2001 through June 30, 2002              1.25:1

       July 1, 2002 and thereafter                     1.50:1

                  Solely for purposes of calculating the ratio referred to in this Section 7.9, Interest Expense shall not include, as of any date, interest expense relating to that portion of the Commitment that is not the Uncollateralized Portion of the Commitment.

SECTION 7.10 TOTAL DEBT PER SUBSCRIBER.

                  The Borrower shall not at any time permit the Total Debt for the Borrower Group on a combined basis divided by Total Subscribers to be greater than or equal to $150.00.

SECTION 7.11 CAPITAL EXPENDITURES.

                  The Borrower shall not permit the aggregate Capital Expenditures for the Borrower Group on a combined basis to exceed the following for the fiscal years indicated:

                     PERIOD                               RATIO
       ------------------------------------               ------
       At December 31, 1999                           $15,000,000.00

       At December 31, 2000                           $15,000,000.00

       At December 31, 2001                           $15,000,000.00

       At December 31, 2002 and thereafter            $10,000,000.00

                  No amount of unused Total Capital Expenditure availability may be carried forward from 1998 to 1999 or subsequent fiscal years. Commencing in 1999, to the extent not used in any fiscal year, an amount equal to the lesser of (a) the unused Total Capital Expenditure availability (exclusive of any carry forwards from prior periods) for such fiscal year, and (b) 15% of the Total Capital Expenditure availability shown above (exclusive of any carry forwards from prior periods) for such fiscal year, may be carried forward, in whole or in part, to subsequent fiscal years until fully utilized.

SECTION 7.12 MINIMUM REVENUE TEST.

                  Commencing March 31, 1999 and continuing for each fiscal quarter through the fiscal quarter ending December 31, 2001, the Borrower shall not permit the aggregate Gross Revenue for the Borrower Group on a combined basis to be less than the following for the fiscal quarters indicated:

                QUARTER ENDING                MINIMUM REVENUE
              ------------------            -------------------
                   03/31/99                     $5,000,000
                   06/30/99                     $5,000,000
                   09/30/99                     $5,750,000
                   12/31/99                     $6,250,000
                   03/31/00                     $7,000,000
                   06/30/00                     $7,000,000
                   09/30/00                     $7,000,000
                   12/31/00                     $7,000,000
                   03/31/01                     $9,000,000
                   06/30/01                     $9,000,000
                   09/30/01                     $9,000,000
                   12/31/01                     $9,000,000

SECTION 7.13 MINIMUM UNITS IN SERVICE.

                  Commencing June 30, 1999 and continuing for each fiscal quarter through the fiscal quarter ending December 31, 2001, the Borrower shall not permit the minimum number of Units in Service to be less than the following for the fiscal quarters indicated:

                                               MINIMUM UNITS
                QUARTER ENDING                  IN SERVICE
              ------------------            -------------------
                   06/30/99                        245,000
                   09/30/99                        260,000
                   12/31/99                        260,000
                   03/31/00                        275,000
                   06/30/00                        275,000
                   09/30/00                        300,000
                   12/31/00                        300,000
                   03/31/01                        350,000
                   06/30/01                        350,000
                   09/30/01                        400,000
                   12/31/01                        400,000

SECTION 7.14 MINIMUM OPERATING CASH FLOW TEST

                  Commencing September 30, 1999 and continuing for each fiscal quarter through the fiscal quarter ending December 31, 2001, the Borrower shall not permit the aggregate Operating Cash Flow for the Borrower Group on a combined basis to be less than the following for the fiscal quarters indicated:

                                               MINIMUM OPERATING
                  QUARTER ENDING                   CASH FLOW
                ------------------           ---------------------
                     09/30/99                        $250,000
                     12/31/99                        $575,000
                     03/31/00                        $975,000
                     06/30/00                        $975,000
                     09/30/00                        $975,000
                     12/31/00                        $975,000
                     03/31/01                      $1,200,000
                     06/30/01                      $1,200,000
                     09/30/01                      $1,200,000
                     12/31/01                      $1,200,000

SECTION 7.15 AFFILIATE TRANSACTIONS.

                  Except for those agreements described in Schedule 4 hereto, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

SECTION 7.16 REAL ESTATE.

                  Neither the Borrower nor any of its Subsidiaries shall purchase any Real Estate or enter into any sale/leaseback transaction.

SECTION 7.17 ERISA LIABILITIES.

                  The Borrower shall not, and shall cause each of its ERISA Affiliates not to enter into any Multiemployer Plan.

                                    ARTICLE 8
                                     DEFAULT

SECTION 8.1 EVENTS OF DEFAULT.

                  Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any court or any order, rule or regulation of any Person.

         (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

         (b) The Borrower shall default in the payment of: (i) any interest under any of the Loan Documents or fees or other amounts payable to the Banks and the Agent under any of the Loan Documents, or any of them, when due and such default is not cured within three (3) Business Days after the occurrence thereof; or (ii) any principal under any of the Loan Documents when due;

         (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Section 5.2 or Section
                  5.10 or in Article 6 or Article 7 hereof; provided however, that on any date on which the aggregate of Accommodations outstanding hereunder is less than the aggregate amount of the Equivalent Canadian Dollar Amount of the Permitted Collateral held by the Agent pursuant to the Deposit Agreement, the failure to comply with Section 7.12, Section 7.13 or Section
                  7.14 hereof shall not constitute a default hereunder until any such failure has continued for a period of two (2) consecutive complete calendar quarters;

         (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1 or there shall occur any default in the performance or observance of any agreement or covenant contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement) by the Borrower, any of its Subsidiaries, or any other obligor thereunder, and such default shall not be cured within a period of thirty (30) days from the date on which the Borrower becomes aware of or receives notice of such default;

         (e) The Borrower or any of its Subsidiaries shall: (i) become insolvent or generally not pay its debts as such debts become due; (ii) admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (iii) file a notice of intention to file a proposal under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors; (iv) have instituted against it any proceeding, which proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Assets) shall occur, or institute any proceeding seeking:
                  (A) to adjudicate it a bankrupt or insolvent; (B) any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors; or (C) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Assets; or (v) take any corporate action to authorize any of the foregoing actions;

         (f) A notice is sent to or received by the Borrower or any of its Subsidiaries from any creditor with respect to the intention of such creditor to enforce security on: (i) any of the Collateral; or (ii) any Assets of the Borrower or any of its Subsidiaries (other than the Collateral) unless such notice is being contested in good faith by appropriate legal proceedings and such notice does not involve any immediate danger of the sale, forfeiture or loss of any of the Assets of the Borrower or any of its Subsidiaries (other than the Collateral) that are the subject of such notice;

         (g) A judgment or order for the payment of money not covered by insurance shall be entered by any court against the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $500,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $500,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, commenced and not stayed, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond;

         (h) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any Employee Pension Plan; or PBGC shall institute proceedings to terminate any Employee Pension Plan; or the Borrower or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any Employee Pension Plan; or any Plan or trust created under any Plan of the Borrower or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any Subsidiary to any tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code;

         (i) There shall occur (i) any default which entitles the holders to accelerate the maturity thereof under any document, instrument or agreement relating to any Indebtedness of any member of the Borrower Group having an aggregate principal amount exceeding $1,000,000; or (ii) any default which entitles the holders to terminate any Interest Rate Hedge Agreement having a notional principal amount of $1,000,000 or more;

         (j) One or more Licenses shall be terminated or revoked, substantially adversely modified or no longer available such that the Borrower and its Subsidiaries are no longer able to operate the related wireless messaging system or portions thereof and retain the revenue received therefrom, if any, or any such License shall fail to be renewed at the stated expiration thereof such that the Borrower and its Subsidiaries are no longer able to operate the related wireless messaging system or portions thereof and retain the revenue received therefrom, if any, and, in either case, there shall be a loss of revenue of the Borrower or any of its Subsidiaries as a direct or indirect result thereof which loss of revenues could reasonably be expected to have a Materially Adverse Effect;

         (k) Any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of the Borrower's Subsidiaries or any shareholder, or by any governmental authority having jurisdiction over the Borrower or any of the Borrower's Subsidiaries or any shareholder, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

         (l) Subject only to Permitted Liens, any Security Document shall for any reason (other than as a result of the action or inaction of the Agent or any Bank), fail or cease to create a valid and perfected and first-priority Lien on or Security Interest in any portion of the Collateral purported to be covered thereby;

         (m)      Any Change Event shall occur or exist; or

         (n) There shall occur any default by the Borrower or any Subsidiary of the Borrower under or a cancellation of, in any case without contemporaneous replacement, any Transponder Lease Agreement, the Network and Equipment Agreement or the Sales and Distribution Agreement which default is not cured within any applicable cure period and which default would be reasonably likely to have a Materially Adverse Effect.

SECTION 8.2 REMEDIES.

         (a) If an Event of Default specified in Section 8.1 hereof (other than an Event of Default under Section 8.1(e) hereof) shall have occurred and shall be continuing, the Agent, at the request of the Majority Banks subject to Section 9.8(a) hereof, shall (i) terminate the Commitment, and/or (ii) declare the principal of and interest on the Accommodations and all other amounts owed to the Banks and the Agent under this Agreement and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or any other Loan Document to the contrary notwithstanding, and the Commitment shall thereupon forthwith terminate, and/or (iii) the security constituted by the Security Documents and any other security now or hereafter held by the Agent shall become and be enforceable.

         (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(e) hereof, all principal, interest and other amounts due hereunder and under the Loan Documents, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate and the principal amount of the Accommodations outstanding hereunder shall bear interest at the Default Rate, all without any action by the Agent or the Banks, or the Majority Banks, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

         (c) Upon acceleration of the Obligations, as provided in subsection (a) or (b) of this Section 8.2, the Agent and the Banks shall have all of the post-default rights granted to them, or any of them, as applicable, under the Loan Documents and under Applicable Law.

         (d) Upon acceleration of the Obligations, as provided in subsection (a) or (b) of this Section 8.2, the Agent, upon request of the Majority Banks, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Agent on behalf of the Banks, in connection therewith.

         (e) The rights and remedies of the Agent and the Banks hereunder shall be cumulative, and not exclusive.

                                   ARTICLE 9
                                   THE AGENT

SECTION 9.1 APPOINTMENT AND AUTHORIZATION.

                  Each Bank hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its pro rata portion of the Accommodations irrevocably to appoint and authorize, the Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees, agents or counsel, shall be liable to the Banks for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or wilful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

SECTION 9.2 INTEREST HOLDERS.

                  The Agent may treat each Bank, or the Person designated in the last notice filed with the Agent, as the holder of all of the interests of such Bank in its pro rata portion of the Accommodations until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent.

SECTION 9.3 CONSULTATION WITH COUNSEL.

                  The Agent may consult with legal counsel selected by it and shall not be liable to the Banks for any action taken or suffered by it in good faith in consultation with such counsel and in reasonable reliance on such consultations.

SECTION 9.4 DOCUMENTS.

                  The Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

SECTION 9.5 AGENT AND AFFILIATES.

                  With respect to the Commitment and the Accommodations, the Bank which is the Agent shall have the same rights and powers hereunder as any other Bank and the Agent and Affiliates of the Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with the Agent and without any obligation to account therefor.

SECTION 9.6 RESPONSIBILITY OF THE AGENT.

                  The duties and obligations of the Agent under this Agreement are only those expressly set forth in this Agreement. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower, of such fact, or has been notified by a Bank in writing that such Bank considers that a Default or an Event of Default has occurred and is continuing, and such Bank shall specify in detail the nature thereof in writing. The Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or wilful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Agent shall provide each Bank with copies of such documents received from the Borrower as such Bank may reasonably request.

SECTION 9.7 SECURITY DOCUMENTS.

                  The Agent is hereby authorized to act on behalf of the Banks, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interest, except in compliance with Section 11.12 hereof.

SECTION 9.8 ACTION BY THE AGENT.

         (a) The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement or any other Loan Document, unless the Agent shall have been instructed by the Majority Banks (or, where expressly required, all the Banks) to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the Majority Banks (or, where expressly required, all the Banks) unless time is of the essence. The Agent shall incur no liability to the Banks under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

         (b) The Agent shall not be liable to the Banks or to any Bank or the Borrower or any of its Subsidiaries in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Banks (or, where expressly required, all the Banks), and any action taken or failure to act pursuant to such instructions shall be binding on all Banks. The Agent shall not be obligated to take any action which is contrary to Applicable Law or which would in the Agent's reasonable opinion subject the Agent to liability.

SECTION 9.9 NOTICE OF DEFAULT OR EVENT OF DEFAULT.

                  In the event that the Agent or any Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Agent or such Bank shall promptly notify the Banks and the Agent, as applicable (provided failure to give such notice shall not result in any liability on the part of such Bank or the Agent), and the Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Banks shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Banks (or, where expressly required, all the Banks) shall fail to request the Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Agent or any Bank, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Section 8.2(a) or Section 11.12 of this Agreement) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks have instructed the Agent not to take such action or assert such right, in no event shall the Agent act contrary to such instructions.

SECTION 9.10 RESPONSIBILITY DISCLAIMED.

                  The Agent shall not be under any liability or responsibility whatsoever as Agent:

         (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Bank or Banks of any of its or their obligations under this Agreement or any of the other Loan Documents;

         (b) To any Bank or Banks, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or any other Loan Document, or (ii) the Borrower, any Subsidiary of the Borrower or any other obligor under any other Loan Document;

         (c) To any Bank or Banks, for any statements, representations or warranties in this Agreement or any other Loan Document, or any information provided pursuant to this Agreement or any other Loan Document, or for the validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document; or

         (d) To any Person for any act or omission other than that arising from gross negligence or wilful misconduct of the Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

SECTION 9.11 INDEMNIFICATION.

                  The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document, except that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or wilful misconduct of the Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

SECTION 9.12 CREDIT DECISION.

                  Each Bank represents and warrants to each other and to the Agent that:

         (a) In making its decision to enter into this Agreement and to make its pro rata portion of the Accommodations it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon the Agent or information provided by the Agent (other than information provided to the Agent by the Borrower and forwarded by the Agent to the Banks); and

         (b) So long as any portion of the Accommodations remains outstanding or such Bank has an obligation to make its pro rata portion of Advances hereunder, it will continue to make its own independent evaluation of the Collateral and of the financial condition and affairs of the Borrower.

SECTION 9.13 SUCCESSOR AGENT.

                  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving fifteen (15) days prior written notice thereof to the Banks and the Borrower and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks, and prior to the occurrence of a Default with the consent of the Borrower not to be unreasonably withheld, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent gave notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be any Person organized under the laws of Canada which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

SECTION 9.14 DELEGATION OF DUTIES.

                  The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to rely upon advice of counsel concerning all matters pertaining to such duties.

SECTION 9.15 DETERMINATION BY AGENT CONCLUSIVE AND BINDING.

                  Any determination to be made by the Agent on behalf of or with the approval of the Banks or the Majority Banks under this Agreement shall be made by the Agent in good faith and, if so made, shall be binding on the Banks, absent manifest error.

                                   ARTICLE 10
                          COMPUTATIONS AND INDEMNITIES

SECTION 10.1 INDEMNITY FOR CHANGE IN CIRCUMSTANCES.

                  If with respect to the Banks: (a) any change in Applicable Law, or any change in the interpretation or application by any Governmental Entity of any Applicable Law occurring or becoming effective after the date hereof; or (b) any compliance by the Agent or any of the Banks with any direction, request or requirement (whether or not having the force of Applicable
Law)
of any Governmental Entity made or becoming effective after the date hereof, in either case shall have the effect of causing Loss to the Agent or any of the Banks by:

                  (i) increasing the cost to the Agent or any of the Banks of performing its obligations under this Agreement or in respect of any Advance or Bankers' Acceptance (including the costs of maintaining any capital, reserve or special deposit requirements in connection therewith);

                  (ii) requiring the Agent or any of the Banks to maintain or allocate any capital or additional capital or affecting its allocation of capital in respect of its obligations under this Agreement or in respect of any Advances or Bankers' Acceptances;

                  (iii) reducing any amount payable to the Agent or any of the Banks under this Agreement or in respect of any Advance or Bankers' Acceptance by any amount it deems material (other than a reduction resulting from a higher rate of income tax or other special tax relating to the Agent's or any Bank's income in general); or

                  (iv) causing the Agent or any of the Banks to make any payment or to forgo any return on, or calculated by reference to, any amount received or receivable by the Agent or any of the Banks under this Agreement in respect of any Advance or Bankers' Acceptance;

then the Agent may give notice to the Borrower specifying the nature of the event giving rise to such Loss and the Borrower shall, within thirty (30) days or, if earlier, on the Maturity Date, pay such amounts as the Agent may specify to be necessary to compensate the Agent or any of the Banks for any such Loss incurred after the date of such notice. The Agent or any Bank claiming compensation under this Section 10.1 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Person may use any reasonable averaging and attribution methods which are consistently applied to similarly situated borrowers of such Person.

SECTION 10.2 INDEMNITY FOR TRANSACTIONAL AND ENVIRONMENTAL LIABILITY.

         (a) The Borrower hereby agrees to indemnify, exonerate and hold the Agent and each Bank and each of their respective officers, directors, employees, agents and other representatives (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including all documentary, recording, filing, mortgage or stamp taxes or duties), charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which such indemnification hereunder is sought), and including reasonable legal fees and disbursements (collectively, in this Section 10.2(a), the "Indemnified Liabilities") paid, incurred or suffered by, or asserted against, the Indemnified

                  Parties or any of them or, with respect to, or as a direct or indirect result of: (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Accommodation obtained hereunder; or (ii) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document, except for such Indemnified Liabilities that a court of competent jurisdiction determines by a final non-appealable order are on account of the relevant Indemnified Party's gross negligence or wilful misconduct.

         (b)      Without limiting the generality of the indemnity set out in
                  Section 10.2(a) hereof, the Borrower hereby further agrees to indemnify, exonerate and hold the Indemnified Parties free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including reasonable legal fees and disbursements (collectively, in this Section 10.2(b), the "Indemnified Liabilities") paid, incurred or suffered by, or asserted against, the Indemnified Parties or any of them for, with respect to, or as a direct or indirect result of any Environmental Liabilities and Costs.

         (c) All obligations provided for in this Section 10.2 shall not be reduced or impaired by any investigation made by or on behalf of the Agent or any of the Banks.

         (d) The Borrower hereby agrees that, for the purposes of effectively allocating the risk of loss placed on the Borrower by this Section 10.2, the Agent and each of the Banks shall be deemed to be acting as the agent or trustee on behalf of and for the benefit of its officers, directors and agents.

         (f) If, for any reason, the obligations of the Borrower pursuant to this Section 10.2 shall be unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each obligation that is permissible under Applicable Law, except to the extent that a court of competent jurisdiction determines by a final non-appealable order such obligations arose on account of the gross negligence or wilful misconduct of any Indemnified Party.

SECTION 10.3 TAXATION ON PAYMENTS.

                  The Borrower hereby agrees:

         (a) that any and all payments made by the Borrower under or pursuant to any of the Loan Documents shall be made without set-off or counterclaim and free and clear of, and without deduction for, any and all present or future Taxes, levies, imposts, deductions, charges, fees, duties or withholding or other charges of any nature imposed by any taxing authority, and all liabilities with respect thereto, imposed by any jurisdiction as a consequence or result of any action taken by the Borrower, including the making of any payment under or pursuant to any of the Loan Documents, excluding, in the case of the Agent, or any Bank, taxes imposed on its income or capital taxes or receipts and franchise taxes. If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable to the Agent or any Bank hereunder or pursuant to any of the Loan Documents, the sum payable to the Agent or such Bank, as the case may be, shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.3) the Agent or such Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made. If a Tax credit is received by the Agent or such Bank for any Taxes deducted or withheld by the Borrower in accordance with this
                  Section 10.3(a) and in respect of which additional amounts have been paid by the Borrower under this Section 10.3(a), then, to the extent such Tax credit is reasonably identified by the Agent or such Bank as being related to the additional amounts paid by the Borrower under this Section 10.3(a) and has been received and utilized by the Agent or such Bank, the Agent or such Bank shall pay to the Borrower an amount equal to such Tax credit; provided that such amount shall not exceed the additional amounts paid by the Borrower to the Agent or such Bank under this Section 10.3(a); and

         (b) to indemnify and hold harmless the Agent and each Bank for the full amount of Taxes (excluding, in the case of the Agent, or any Bank, taxes imposed on its income or capital taxes or receipts and franchise taxes) and for any incremental Taxes due to the Borrower's failure to remit to the Agent and the Banks the required receipts or other required documentary evidence of payment of such Taxes or due to the Borrower's failure to pay any Taxes (excluding, in the case of the Agent, or any Bank, taxes imposed on its income or capital taxes or receipts and franchise taxes) when due to the appropriate taxing authority (including any Taxes imposed by any taxing authority on amounts payable under this Section 10.3) paid by the Agent or any Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally assessed. The Agent or any Bank shall promptly notify the Borrower of such payment and, if such payment was made pursuant to an incorrect or illegal assessment, shall reasonably co-operate with the Borrower, at the expense of the Borrower, in any dispute of such assessment. The Agent or any Bank claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. Payment pursuant to this indemnification shall be made within thirty (30) days from the date the Agent or such Bank makes written demand therefor or if earlier, on the Maturity Date.

SECTION 10.4 JUDGMENT CURRENCY.

                  If, for the purposes of obtaining judgment in any court, it is necessary to convert any sum due, or owing hereunder or under any other Loan Document to the Agent or any one or more of the Banks in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is granted.

                  The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Agent or any one or more of the Banks under any of the Loan Documents shall, notwithstanding any judgement in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due or owing in such Other Currency, the Agent may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due or owing to the Agent or any one or more of the Banks in the Original Currency, the Borrower shall, as a separate obligation and notwithstanding any such judgement, indemnify the Agent or such Bank against such Loss, and if the amount of the Original Currency so purchased exceeds the sum originally due or owing to the Agent or such Bank in the Original Currency, the Agent or such Bank shall remit such excess to the Borrower.

SECTION 10.5 CLAIMS FOR INCREASED COSTS AND TAXES.

                  Prior to the occurrence of a Default in the event that any Bank shall have notified the Borrower that it is entitled to claim compensation pursuant to Section 10.1 or Section 10.3 hereof (each such Bank being an "Affected Bank"), the Borrower may designate a replacement Canadian chartered bank reasonably acceptable to the Agent (a "Replacement Bank") to assume the Commitment and the obligations of any such Affected Bank hereunder, and to purchase the outstanding Accommodations of such Affected Bank and such Affected Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank, for a purchase price equal to the outstanding principal amount of the Accommodations of such Affected Bank plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Bank hereunder and upon such assumption and purchase by the Replacement Bank, such Replacement Bank shall be deemed to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Commitment).

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.1 NOTICES.

         (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee or sent by facsimile, charges prepaid, at or to the applicable addresses or facsimile numbers, as the case may be, set forth in this
                  Section 11.1. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Business Day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of delivery. Any communication which is transmitted by facsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Business Day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)      If to the Borrower, to it at:

                           Paging Network of Canada Inc.
                           c/o Paging Network, Inc.
                           14911 Quorum Drive
                           Dallas, Texas  75240
                           Attn:  Chief Financial Officer
                           Telecopy No.:  (972) 801-8973

                           with a copy to:

                           Paging Network of Canada Inc.
                           3250 Bloor Street, West
                           Suite 700
                           Toronto, Ontario  M8X 2X9
                           Attn:  President
                           Telecopy No.:  (416) 207-4321

                           Madison Telecommunications Holdings, Inc.
                           c/o Madison Venture Corporation
                           1970 Alberta Street
                           Vancouver, British Columbia
                           V5Y 3X4
                           Attn:  Mr. Bruce W. Aunger
                           Telecopy No.:  (604) 879-1483

                           John Schmidt, Esq.
                           Mayer, Brown & Platt
                           190 South La Salle Street
                           Chicago, Illinois  60603-3441
                           Telecopy No.:  (312) 701-7711

                           Blake Cassels & Graydon
                           Commerce Court West
                           2800 - 199 Bay Street
                           Toronto, Ontario
                           M5L 1A9
                           Attn:  Mr. Rob Granatstein
                           Telecopy No.:  (416) 863-2653

                           Blake Cassels & Graydon
                           1700-1030 West George Street
                           Vancouver, BC  V6E2Y3
                           Attn:  Anne M. Stewart, Q.C.
                           Telecopy No.:  (604) 631-3309


                  (ii)     If to the Agent, to it at:

                           Toronto Dominion Bank Tower, 9th Floor
                           Toronto Dominion Centre
                           Toronto, Ontario  M5K 1A2
                           Attn:  Manager, Agency
                           Telecopy No.:  (416) 982-5535


                  (iii) If to the Banks, to them at the addresses set forth beside their names on the signature pages hereof.

         (b) Each Accommodation Notice and Repayment Notice shall be irrevocable and binding on the Borrower. With respect to any Accommodation Notice or Repayment Notice, the Agent may act upon the basis of telephonic notice believed by it reasonably and in good faith to be from the Borrower prior to receipt of an Accommodation Notice or Repayment Notice. In the event of conflict between the Agent's record of the applicable terms of any Accommodation or repayment and such Accommodation Notice or Repayment Notice, as the case may be, the Agent's record shall prevail.

         (c) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving five (5) days' prior written notice of such change to the other parties.

SECTION 11.2 EXPENSES.

                  The Borrower will promptly pay, or reimburse:

         (a) all reasonable and customary out-of-pocket expenses of the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such

                  Advance is made), including, but not limited to, the reasonable fees and disbursements of counsel for the Agent;

         (b) all reasonable and customary out-of-pocket expenses of the Agent in connection with the restructuring and "work out" of the transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Agent and the Banks, or any of them, relating to this Agreement or the other Loan Documents, including, but not limited to, the fees and disbursements of any experts, agents or consultants and of counsel for the Agent; and

         (c) all reasonable and customary out-of-pocket costs and expenses of obtaining performance under this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Obligations, which in each case shall include reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks.

SECTION 11.3 WAIVERS.

                  The rights and remedies of the Agent and the Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agent, the Majority Banks, or the Banks, or any of them, in exercising any right, shall operate as a waiver of such right. The Agent and the Banks expressly reserve the right to require strict compliance with the terms of this Agreement and the other Loan Documents in connection with any future funding of an Accommodation Notice. In the event the Banks decide to fund an Accommodation Notice at a time when the Borrower is not in strict compliance with the terms of this Agreement and the other Loan Documents, such decision by the Banks shall not be deemed to constitute an undertaking by the Banks to fund any further Accommodation Notice or preclude the Banks or the Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Agent, the Banks, or the Majority Banks, or any of them, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

SECTION 11.4 RIGHT TO COMBINE AND SET-OFF.

                  Upon the occurrence and during the continuance of any Event of Default, the Agent or any one or more of the Banks is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to combine, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Bank to or for the credit or the account of the Borrower with or against any and all of the Obligations of the Borrower now or hereafter existing under any of the Loan Documents, irrespective of whether or not the Agent shall have made any demand under any of the Loan Documents and although such Obligations may be unmatured. The Agent or such Bank agrees promptly to notify the Borrower after any such combination or set-off and application made by the Agent or such Bank provided that the failure to give such notice shall not affect the validity of such combination or set-off and application. The rights of the Agent and the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of combination and set-off) which the Agent or the Banks may have.

SECTION 11.5 ASSIGNMENT.

         (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Bank and the Agent.

         (b) Any Bank may, without the consent of the Borrower grant participations in all or any part of the Commitment to one or more Persons (each a "Participant"). Any Bank may, with prior written notice to the Agent, and, prior to the occurrence and continuance of a Default, with the consent of the Borrower (which consent is not to be unreasonably withheld or delayed), assign all or any part of its respective interest in the Commitment to one or more Persons; provided that prior to the occurrence and continuance of a Default (i) such Person is a resident of Canada for the purpose of the Income Tax Act (Canada) or (ii) such assignment will not cause the Borrower to incur any increased costs pursuant to Section 10.3 hereof (each an "Assignee").

         (c) The Agent or any Bank may deliver a copy of any financial statement or any other information relating to the prospects, business, Assets or condition (financial or otherwise) of the Borrower or any of its Subsidiaries which may be furnished to it under this Agreement or otherwise to any Participant or Assignee or any prospective Participant or Assignee; provided that each such delivery is made on the understanding that the information contained therein is confidential in nature. For greater certainty, the Agent shall have no obligation to communicate or have any involvement with any Participant.

         (d) Without limitation of its obligations hereunder, the Borrower shall, at its sole cost and expense, give such certificates, acknowledgements and other further assurances in respect of this Agreement and the Commitment as any Bank may reasonably require in connection with any participation or assignment pursuant to this Section.

         (e) Except in the case of an Assignee which has delivered an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto, prior to the occurrence of a Default or an Event of Default, a Bank granting a participation or making an assignment shall act on behalf of all of its Participants and Assignees in all dealings with the Borrower in respect hereof.

         (f) Any Bank shall deliver to the Agent an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto by which any Assignee of such Bank assumes the obligations and agrees to be bound by all the terms and conditions of this Agreement, all as if such Assignee had been an original party hereto. Any such assignment and assumption shall become effective upon the consent of the Borrower if and to the extent required pursuant to Section 11.5(b) and the receipt by the Agent of an Assignment and Assumption Agreement executed by the assigning Bank and the Assignee. In no event shall such assignment and assumption become effective until such date as specified in the Assignment and Assumption Agreement (the "Effective Date") which shall be no earlier than five Business Days following receipt of an Assignment and Assumption Agreement by, and the payment of an administrative fee of $5,000 to, the Agent by the assigning Bank. On the Effective Date, the assigning Bank and the Borrower shall be mutually released from their respective obligations to each other hereunder to the extent of such assignment and assumption and from thenceforth have no liability or obligations to each other to such extent, except in respect of matters which shall have arisen prior to such assignment and assumption.

SECTION 11.6 ACCOUNTING PRINCIPLES.

                  All accounting terms used herein without definition shall be used as defined under GAAP. GAAP shall be applied on a basis consistent with prior fiscal years of the Borrower.

SECTION 11.7 COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

SECTION 11.8 GOVERNING LAW.

                  This Agreement and all Loan Documents shall be governed by and interpreted in accordance with the Applicable Laws of the Province of Ontario and the Applicable Laws of Canada applicable therein which apply to contracts made and to be performed entirely in Ontario; provided that any Loan Document stated to be governed by and interpreted in accordance with the laws of any other jurisdiction shall be governed by and interpreted in accordance with the laws of such jurisdiction. The parties hereby irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising under or related to this Agreement or any Loan Document; provided that, with respect to any other Loan Document stated to be governed by the laws of any other jurisdiction, the parties agree to attorn and submit to the non-exclusive jurisdiction of the courts of such other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgement or in any other manner provided by Applicable Law.

SECTION 11.9 SEVERABILITY.

                  If any provision of this Agreement or any Loan Document is, or becomes, illegal, invalid or unenforceable, such provision shall be severed from this Agreement or such Loan Document and be ineffective to the extent of such illegality, invalidity or unenforceability. The remaining provisions hereof or thereof shall be unaffected by such provision and shall continue to be valid and enforceable.

SECTION 11.10 INTEREST.

         (a) For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 or 365 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 or 365 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and (z) divided by 360 or 365; (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         (b) Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, Revised Statutes of Canada, 1985, c.46 as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement exceed the maximum amount of interest on the "Credit advanced" (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the Agent and the Banks and the amount of such payment or collection shall be refunded to the Borrower. For purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Credit Facilities are outstanding on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent will be conclusive for the purposes of such determination absent manifest error.

SECTION 11.11 TABLE OF CONTENTS AND HEADINGS.

                  The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

SECTION 11.12 AMENDMENT AND WAIVER.

                  Neither this Agreement nor any other Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Banks and the Agent and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of the Commitment, (b) any delay or extension in the terms of repayment of the Accommodations or any mandatory reductions in the Commitment provided in Section 2.6 or Section 2.8 hereof or amend the provisions of this Agreement dealing with the types of Accommodations available hereunder, (c) any reduction in principal, interest or fees due hereunder (without a corresponding payment by the Borrower in the amount of such reduction) or postponement or subordination of the payment thereof without a corresponding payment by the Borrower, (d) any release of any portion of the Collateral for the Accommodations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case such release shall require no further approval by the Banks), (e) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Banks hereunder, (f) any release or amendment of any Security Document except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release or amendment shall require no further approval by the Banks), or (g) any amendment of this Section 11.12, or the definitions of Majority Banks or Permitted Collateral, or of any Section herein to the extent that such Section requires action by all Banks, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Banks and the Agent and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Agent solely to any of the Banks may be made only by an instrument in writing signed by the Agent and by each of the Banks.

SECTION 11.13 NON-MERGER.

                  Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the parties contained in this Agreement and the other Loan Documents shall not merge on and shall survive the Restatement Date and the making of any Accommodation, and notwithstanding such closing or Accommodation, or any investigation made by or on behalf of any party, shall continue in full force and effect. Neither the Restatement Date nor the making of any Accommodation shall prejudice any right of one party against any other party in respect of anything done or omitted hereunder or under any of the other Loan Documents or in respect of any right to damages or other remedies.

SECTION 11.14 OTHER RELATIONSHIPS.

                  No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Agent and each Bank to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

SECTION 11.15 DIRECTLY OR INDIRECTLY.

                  If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

SECTION 11.16 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS.

                  All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by the Agent and each of the Banks notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any Obligation is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Section 2.13, Section 10.1, Section 10.2, Section 10.3 and Section
11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations for a period of three (3) years thereafter.

SECTION 11.17 SENIOR DEBT.

                  The Obligations are secured by the Security Documents and are intended by the parties hereto to be senior in right of payment to all other Indebtedness of the Borrower.

SECTION 11.18 OBLIGATIONS SEVERAL.

                  The obligations of the Agent and each of the Banks hereunder are several, not joint.

SECTION 11.19 CONFIDENTIALITY.

                  The Banks and the Agent shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, however, the Banks and the Agent may make disclosure of any such information to such of their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors as may be reasonably necessary in connection with this Agreement or as reasonably required by any proposed participant or assignee or as required or requested by any Governmental Entity or representative thereof or in connection with the enforcement hereof or of any other Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Banks or the Agent; provided, however, that, as a condition to receipt of any such information, each such Affiliate, auditor, counsel, consultant, appraiser, professional advisor, proposed participant or assignee shall agree in writing to treat all such information as confidential; and provided, further, that prior to any such disclosure to any unrelated entity outside the ordinary course of business or pursuant to legal process, the disclosing Bank or the Agent shall give notice of such disclosure to the Borrower and co-operate with the Borrower in any efforts to limit or restrict such disclosure. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Bank or the Agent with respect to information that (i) is or becomes generally available to the public (other than through such Bank or the Agent), (ii) is already in the possession of such Bank or the Agent on a nonconfidential basis, or (iii) comes into the possession of such Bank or the Agent in a manner not known to such Bank or the Agent to involve a breach of a duty of confidentiality owing to the Borrower.

SECTION 11.20 TIME OF THE ESSENCE.

                  Time shall be of the essence of this Agreement.

SECTION 11.21 THIRD PARTY BENEFICIARIES.

                  Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the parties hereto and the Persons contemplated in Section 10.2 hereof, and no Person, other than the parties hereto and the Persons contemplated in Section 10.2 hereof, shall be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum.

SECTION 11.22 ENUREMENT.

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and any Person becoming a party to this Agreement through the procedure set out in Section 11.5 hereof. This Agreement shall be binding upon any assigns and enure to the benefit of any permitted assigns.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                               PAGING NETWORK OF CANADA INC.,
                                        a Canada Corporation

                                        By:  GARRY R. FITZGERALD
                                            ------------------------------------
                                                  Its:  President and
                                                        Chief Executive Officer
                                                       -------------------------

AGENT:                                  THE TORONTO-DOMINION BANK

                                        By:  MICHAEL A. FREEMAN
                                            ------------------------------------
                                                  Its:  Manager-Agency,
                                                        Syndicated Loans
                                                       -------------------------

BANKS                                   THE TORONTO-DOMINION BANK
ADDRESS:
9th Floor                               By:  JOHN DAVID
Toronto Dominion Bank Tower                 ------------------------------------
Toronto Dominion Centre                           Its:  Manager
Toronto, Ontario  M5K 1A2                              -------------------------
ADDRESS:
181 Bay Street                          By:  KEN KLASSEN
8th Floor                                   ------------------------------------
Toronto, Ontario                                  Its:  Assistant Vice President
M5J 2S8                                                -------------------------

                                        CANADIAN IMPERIAL BANK OF COMMERCE

                                        By:  ANDREW WALLER
                                            ------------------------------------
                                             Executive Director

                                        By:  MAURO SPAGNOLO
                                            -----------------------------------
                                             Director

ADDRESS:                                NATIONAL BANK OF CANADA

150 York Street                         By:  WILLIAM CROSSLAND
Suite 200                                   ------------------------------------
Toronto, Ontario                                  Its:  Senior Manager
M5H 3S5                                                -------------------------

                                        By:  WILLIAM WASSON
                                            ------------------------------------
                                                  Its:  Manager
                                                       -------------------------

                                    EXHIBIT A

                                COMMITMENT RATIOS



         The Toronto-Dominion Bank                    44.9541284%

         Canadian Imperial Bank of Commerce           32.1100917%

         National Bank of Canada                      22.9357799%

                                    EXHIBIT B

                              ACCOMMODATION NOTICE

        Paging Network of Canada Inc., a Canada corporation (the "Borrower"), acting by and through _______________________, the duly elected and qualified ___________________________ of the Borrower, in connection with that certain Amended and Restated Loan Agreement (as in effect on the date hereof, the "Loan Agreement"), dated as of August 5, 1999, among the various financial institutions which are party thereto (the "Banks"), The Toronto-Dominion Bank, as Agent (the "Agent"), and the Borrower, hereby certifies to the Agent and the Banks that:

        1. The Borrower hereby requests an Accommodation as follows:

           (a) Date
                                                           --------------------

           (b) Aggregate Amount of Accommodation:         $
                                                           --------------------

           (c) Type and Amount of Accommodation:

--------------------------------------------------------------------------------
(i)  COLLATERALIZED PRIME RATE         AMOUNT                 CONVERTED FROM
     ADVANCE                                                  (IF APPLICABLE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(ii) UNCOLLATERALIZED PRIME            AMOUNT                 CONVERTED FROM
     RATE ADVANCE                                             (IF APPLICABLE)
--------------------------------------------------------------------------------
                                 $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(iii) COLLATERALIZED BANKERS' ACCEPTANCES
--------------------------------------------------------------------------------
                                                                 CONVERTED FROM
FACE AMOUNT           TERM IN MONTHS      ROLLOVER AMOUNT        (IF APPLICABLE)
--------------------------------------------------------------------------------
Cdn. $                                    Cdn. $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(iv) UNCOLLATERALIZED BANKERS' ACCEPTANCES
--------------------------------------------------------------------------------
                                                                 CONVERTED FROM
FACE AMOUNT           TERM IN MONTHS      ROLLOVER AMOUNT        (IF APPLICABLE)
--------------------------------------------------------------------------------
Cdn. $                                    Cdn. $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


        2. All of the representations and warranties of the Borrower made under the Loan Agreement (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries) and the other Loan Documents, which, pursuant to Section 4.2 of the Loan Agreement or otherwise, are made on the date hereof, are as of the date hereof, and will be as of the date of such Advance, true and correct in all material respects both before and after giving effect to the application of the proceeds of the Advance in connection with which this Accommodation Notice is given, and after giving effect to any updates to information provided to the Banks in accordance with the terms of the representations and warranties.

        3. There does not exist, as of this date, and there will not exist after giving effect to the Advance requested in this Accommodation Notice, any Default under the Loan Agreement.

        4. All Necessary Authorizations have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation.

        5. There has occurred no event having, or which could be reasonably expected to have, a Materially Adverse Effect since December 31, 1998.

        6. All other conditions precedent to the Advance requested hereby set forth in Section 3.2 of the Loan Agreement have been satisfied.

        Capitalized terms used in this Accommodation Notice and not otherwise defined are used as defined in the Loan Agreement.

        IN WITNESS WHEREOF, the Borrower, acting through an Authorized Signatory, has signed this Accommodation Notice, as of _____ the day of _______________, ____.


                                       PAGING NETWORK OF CANADA INC., a
                                       Canada corporation

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------



Schedule 1 - Wiring Instructions
Schedule 2 - Compliance Calculations

                                    EXHIBIT C

                            FORM OF REPAYMENT NOTICE

                                                                          [DATE]

TO: THE TORONTO-DOMINION BANK, AS BOOKRUNNER, ARRANGER AND ADMINISTRATION AGENT


(1) This Repayment Notice is delivered to you pursuant to Section o of that certain amended and restated loan agreement made as of August 5, 1999 among the undersigned as Borrower, the Banks named therein, and you, as amended or amended and restated from time to time (the "Loan Agreement"). All defined terms set forth in this Repayment Notice shall have the respective meanings set forth in the Loan Agreement.

(2)     We hereby give notice of a repayment as follows:

    (a) Date of Repayment:
                          ------------------------------------------------------

    (b) Accommodation Type:
                           -----------------------------------------------------

    (c) Principal Amount:
                         -------------------------------------------------------

    (d) Manner of Repayment (if applicable):
                                            ------------------------------------

(3) We hereby give notice of a cancellation or permanent reduction as follows:

    (a) Date of Reduction:
                          ------------------------------------------------------

    (b) Principal Amount:
                         -------------------------------------------------------

    DATED this _________ day of ____________________, 19[YEAR].


                                       PAGING NETWORK OF CANADA INC.

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                                    EXHIBIT D

                       FORM OF BORROWER'S LOAN CERTIFICATE

        The undersigned, who is the __________ of Paging Network of Canada Inc., a Canada corporation (the "Borrower"), does hereby certify on behalf of the Borrower that he is the duly elected and qualified of the Borrower and an Authorized Signatory of the Borrower.

        In connection with the making of certain Accommodations to the Borrower by the Banks under that certain Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement") by and among the Borrower, The Toronto-Dominion Bank, as bookrunner, arranger and administration agent (the "Agent), and The Toronto-Dominion Bank, Canadian Imperial Bank of Commerce, National Bank of Canada and such other financial institutions as become "Banks" thereunder (collectively, the "Banks"), the undersigned hereby further certifies to the Agent and the Banks on behalf of the Borrower that:

        1. Attached hereto as Exhibit A is a true, complete, and correct copy of the Certificate and Articles of Incorporation of the Borrower, certified by appropriate government officials of the jurisdiction of incorporation of the Borrower, as in full force and effect on the date hereof.

        2. Attached hereto as Exhibit B is a true, complete and correct copy of the By-Laws of the Borrower, together with all amendments thereto, as in full force and effect on the date hereof.

        3. Attached hereto as Exhibit C is a true, complete and correct copy of the resolutions of the Board of Directors of the Borrower authorizing the execution of the Loan Agreement, each other Loan Document to which the Borrower is a party, and the creation and assumption, by the Borrower, of the obligations.

        4. Attached hereto as Exhibit D are true, complete, and correct copies of certificates of good standing for the Borrower from appropriate government officials of the jurisdiction of incorporation of the Borrower and for each other jurisdiction in which the Borrower carries on business. The Borrower has, from the dates of such certificates to the date hereof, remained in good standing under the laws of such jurisdiction.

        5. Attached hereto as Exhibit E are true, complete and correct copies of any shareholders' agreements or voting trust agreements in effect with respect to the Capital Stock of the Borrower.

        6. The following persons are the Authorized Signatories of the Borrower, each of such persons having been duly elected, and set forth opposite their respective names below are their respective genuine signatures:

        NAME                           SIGNATURE                     DATE

-----------------------    ---------------------------------    ----------------

-----------------------    ---------------------------------    ----------------

-----------------------    ---------------------------------    ----------------

-----------------------    ---------------------------------    ----------------

        Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

        IN WITNESS WHEREOF, I have signed this Certificate on the _____ day of ________________, ____.


                                       PAGING NETWORK OF CANADA INC., a
                                       Canada corporation

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



EXHIBITS:

Exhibit A - Certificate and Articles of Incorporation
Exhibit B - By-Laws
Exhibit C - Authorizing Resolutions
Exhibit D - Certificates of Good Standing
Exhibit E - Shareholder's Agreements or Voting Trust Agreements

                                    EXHIBIT E

                       FORM OF SUBSIDIARY LOAN CERTIFICATE

        The undersigned, who is the _____________________________ of
____________________, a [CORPORATION] [PARTNERSHIP] (the "Subsidiary"), does hereby certify on behalf of the Subsidiary that he is the duly elected and qualified ____________________________ of [ ________________________, THE
____________________________ OF] the Subsidiary and an Authorized Signatory.

        In connection with the making of certain Accommodations to Paging Network of Canada Inc., a Canada corporation (the "Borrower") by the Banks under that certain Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement") by and among the Borrower, The Toronto-Dominion Bank, as bookrunner, arranger and administration agent (the "Agent), and The Toronto-Dominion Bank, Canadian Imperial Bank of Commerce, National Bank of Canada and such other financial institutions as become "Banks" thereunder (collectively, the "Banks"), the undersigned hereby further certifies to the Agent and the Banks on behalf of the Subsidiary that:

1. Attached hereto as Exhibit A is a true, complete, and correct copy of the Certificate and Articles of Incorporation of the Subsidiary, certified by appropriate government officials of the jurisdiction of incorporation of the Subsidiary, as in full force and effect on the date hereof.

2. Attached hereto as Exhibit B is a true, complete and correct copy of the By-Laws of the Subsidiary, together with all amendments thereto, as in full force and effect on the date hereof.

3. Attached hereto as Exhibit C is a true, complete and correct copy of the resolutions of the Board of Directors of the Subsidiary authorizing the execution of each Loan Document to which the Subsidiary is a party.

4. Attached hereto as Exhibit D are true, complete, and correct copies of certificates of good standing for the Subsidiary from appropriate government officials of the jurisdiction of incorporation of the Subsidiary and for each other jurisdiction in which the Subsidiary carries on business. The Subsidiary has, from the dates of such certificates to the date hereof, remained in good standing under the laws of such jurisdiction.

5. Attached hereto as Exhibit E are true, complete and correct copies of any shareholders' agreements or voting trust agreements in effect with respect to the Capital Stock of the Subsidiary.

6. The following persons are the Authorized Signatories of the Subsidiary, each of such persons having been duly elected, and set forth opposite their respective names below are their respective genuine signatures:

        NAME                           SIGNATURE                     DATE

-----------------------    ---------------------------------    ----------------

-----------------------    ---------------------------------    ----------------

-----------------------    ---------------------------------    ----------------

-----------------------    ---------------------------------    ----------------

        Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

        IN WITNESS WHEREOF, I have signed this Certificate on the _____ day of ________________, 1999.


                                     [___________________ A ____________________
                                     PARTNERSHIP, THROUGH ITS GENERAL PARTNER:],
                                     ____________________ a ____________________
                                     corporation

                                       By:
                                          --------------------------------------
                                       Its:


EXHIBITS:

Exhibit A - Certificate and Articles of Incorporation/Partnership
Exhibit B - By-Laws/Partnership Agreement
Exhibit C - Authorizing Resolutions
Exhibit D - Certificates of Good Standing
Exhibit E - Shareholder's Agreements or Voting Trust Agreements

                                    EXHIBIT F

                         FORM OF PERFORMANCE CERTIFICATE

The undersigned, who is the ______________________ of Paging Network of Canada Inc., a Canada corporation (the "Borrower"), does hereby certify on behalf of the Borrower that he is the duly elected and qualified ________________________ of the Borrower and an Authorized Signatory of the Borrower.

        1. [WITH RESPECT TO QUARTERLY STATEMENTS: The accompanying unaudited financial statements of the Borrower on a consolidated and consolidating (unconsolidated) basis with its Subsidiaries as of [DATE] and for the quarterly accounting period ended [DATE] are complete and correct and present fairly, in accordance with GAAP, the financial condition of the Borrower on a consolidated and consolidating (unconsolidated) basis with its subsidiaries, and the results of operations for such quarter, and for the elapsed portion of the fiscal year ended with the last day of such quarter, in each case on the basis presented and subject only to normal year-end adjustments and the absence of footnotes.]

        [WITH RESPECT TO FISCAL YEAR STATEMENTS: The accompanying audited financial statements of the Borrower on a consolidated and consolidating (unconsolidated) basis with its Subsidiaries as of [DATE] and for the fiscal year ended [DATE], and for the previous fiscal year, are complete and correct and present fairly, in accordance with GAAP, the financial condition of the Borrower on a consolidated and consolidating (unconsolidated) basis with its Subsidiaries as of the end of such period, and the results of operations for such fiscal year, and for the previous fiscal year.]

        2. Attached hereto are arithmetical calculations required to establish
(i) any adjustment to the Applicable Margins, as provided for in Section 2.6(d) of the Loan Agreement, and (ii) whether or not the Borrower was in compliance with the requirements of the following Sections of the Loan Agreement:

        (a) Section 7.8 - Leverage Ratio

        (b) Section 7.9 - Annualized Operating Cash Flow to Interest Expense

        (c) Section 7.10 - Total Debt Per Subscriber

        (d) Section 7.11 - Capital Expenditures

        (e) Section 7.12 - Minimum Revenue Test

        (f) Section 7.13 - Minimum Units in Service (including a breakdown by each category set forth in the definition of Units in Service)

        (g) Section 7.14 - Minimum Operating Cash Flow

        3. Based on an examination sufficient to enable me to make an informed statement, no Default exists at the end of such quarter or fiscal year, as applicable.

        4. All capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.


-----------------------------       --------------------------------------------
Date:                               [OFFICER]
                                    [TITLE]

                                    EXHIBIT G

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Assignment and Assumption Agreement is made and entered into as of __________________________, _____ by and between _______________________________
(the "Assignor"), and __________________________________ (the "Assignee").

RECITALS

        A. Paging Network of Canada Inc., a Canada corporation (the "Borrower"), the Assignor (together with any other Person which becomes a `Bank' under the Loan Agreement, as such term is hereinafter defined, the "Banks") and The Toronto-Dominion Bank, as bookrunner, arranger and administration agent (the "Agent"), are parties to a certain Amended and Restated Loan Agreement dated as of August 5, 1999 (the "Loan Agreement"). Pursuant to the Loan Agreement, the Banks have agreed to make Accommodations to the Borrower pro rata in an aggregate original principal amount of the Commitment, as such amount may be reduced from time to time pursuant to the Loan Agreement. The Assignor's pro rata portion of the Commitment is the amount specified in Item 1 of Schedule 1 hereto (the "Assignor's Commitment"). The aggregate principal amount of the outstanding Accommodations made by the Assignor to the Borrower under the Commitment pursuant to the Assignor's Commitment is specified in Item 2 of
Schedule 1 hereto (the "Assignor's Accommodations"). All capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

        B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's Commitment specified in Item 3 of Schedule 1 hereto ("Assigned Commitment"), and (ii) the portion of the Assignor's Accommodations under the Commitment specified in Item 4 of Schedule 1 hereto (the "Assigned Accommodations").

        The parties agree as follows:

        1. Assignment. Subject to the terms and conditions set forth herein, the Assignor hereby sells and assigns to the Assignee, and the Assignee purchases and assumes from the Assignor, without recourse and except as provided in
Section 3(a) hereof, without representation or warranty to the Assignor, on the date set forth above (the "Assignment Date") (a) all right, title, and interest of the Assignor, to the Assigned Accommodations and (b) all obligations of the Assignor under the Loan Agreement with respect to the Assigned Commitment. As full consideration for the sale of the Assigned Accommodations and the Assigned Commitment, the Assignee shall pay to the Assignor on the Assignment Date such amount as shall have been agreed to between the Assignor and the Assignee (the "Purchase Price").

        2. Notice. Prior written notice of the assignment made herein has been given to the Agent.

        3. Representations and Warranties. Each of the Assignor and the Assignee represents and warrants to the other, to the Agent and to the Borrower (a) that
(i) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (ii) the execution, delivery, and performance of this Agreement have been authorized by all necessary action, corporate or otherwise, on its part and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement of remedies, to the following qualifications: (A) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (B) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors, rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Assignee or the Assignor, as the case may be), and (b) that its purchase of the Assigned Accommodations and the Assigned Commitment does not constitute a "prohibited transaction" as defined in Section 4.1(m) of the Loan Agreement.

        4. Condition Precedent. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfilment of the condition that (a) the Assignor shall have received payment in full of the Purchase Price and (b) the Assignor and the Assignee shall have complied with other applicable provisions of Section 11.5 of the Loan Agreement.

        5. Notice of Assignment. The Assignor hereby gives notice of the assignment and assumption of the Assigned Accommodations and the Assigned Commitment to the Agent and hereby instructs the Borrower to make payments with respect to the Assigned Accommodations and the Assigned Commitment directly to the Agent for the benefit of the Assignee as provided in the Loan Agreement; provided, however, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Agent shall have received a copy of this Assignment and Assumption Agreement duly executed by the Assignor, the Assignee, the Agent, and, if applicable, the Borrower, and shall have received the assignment fee described in Section 11.5 of the Loan Agreement. From and after the Assignment Date, the Assignee shall be deemed to be a party to the Loan Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided herein, shall have the rights and obligations of a Bank under the Loan Agreement. After the Assignment Date, and with respect to all such amounts accrued from the Assignment Date, (a) all interest, principal, fees, and other amounts that would otherwise be payable to the Assignor in respect of the Assigned Accommodations and the Assigned Commitment shall be paid to the Assignee, (b) if the Assignor receives any payment on account of the Assigned Accommodations or the Assigned Commitment that is payable to the Assignee, the Assignor shall promptly deliver such payment to the Assignee, and
(c) if the Assignee receives any payment in respect of Obligations of the Borrower accrued prior to the Assignment Date, then Assignee shall pay over the same to Assignor.

        6. Independent Investigation. The Assignee acknowledges that it is purchasing the Assigned Accommodations and the Assigned Commitment from the Assignor without recourse and, except as provided in Section 3(a) hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Assigned Accommodations and the Assigned Commitment and has received copies of all Loan Documents that it has requested. Except for the representations or warranties set forth in Section 3(a), the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule, or accrual status of the Assigned Accommodations or the Assigned Commitment, the legality, validity, genuineness, or enforceability of the Loan Agreement, or any other Loan Document referred to in or delivered pursuant to the Loan Agreement, or the financial condition or creditworthiness of the Borrower. The Assignor has not acted and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Loan Agreement or this Agreement. From and after the Assignment Date, the Assignor shall have no rights or obligations with respect to the Assigned Accommodations or the Assigned Commitment.

        7. Effective Date. This Agreement will be effective on the date that is the later of:

        (i)     the date hereof; and

        (ii) five Business Days following receipt of an executed copy of this Agreement by, and the payment of an administrative fee of $5,000 to, the Agent by the Assignor.

        8. Method of Payment. All payments to be made by the Assignor or the Assignee party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

        9. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Loan Agreement or other Loan Documents) as to the subject matter hereof.

        10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon the parties, their successors and assigns.

        11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Applicable Laws of the Province of Ontario and the Applicable Laws of Canada applicable therein which apply to contracts to be performed entirely in Ontario.

        IN WITNESS WHEREOF, the Assignor and Assignee have executed, sealed and delivered this Agreement as of the date first above written.


                                       [ASSIGNOR]



                                       By:
                                          --------------------------------------
                                       Title:

                                       [ASSIGNEE]



                                       By:
                                          --------------------------------------
                                       Title:

The undersigned hereby acknowledge the assignment made herein.

THE TORONTO-DOMINION BANK,
as Agent



By:
   --------------------------------
Title



PAGING NETWORK OF CANADA INC.,
a Canada corporation



By:
   --------------------------------
Title

                                   SCHEDULE 1

                                       TO

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   RELATING TO

                    AMENDED AND RESTATED LOAN AGREEMENT AMONG
                         PAGING NETWORK OF CANADA INC.,
                    THE TORONTO-DOMINION BANK AND SUCH OTHER
              FINANCIAL INSTITUTIONS AS BECOME "BANKS" THEREUNDER,
                     AND THE TORONTO-DOMINION BANK, AS AGENT
                           DATED AS OF AUGUST 5, 1999

Item 1.    Assignor's Commitment:                                $
                                                                  ------------

Item 2.    Assignor's Accommodations                             $
                                                                  ------------

Item 3.    Amount of Assigned Commitment                         $
                                                                  ------------

Item 4.    Amount of Assigned Accommodations                     $
                                                                  ------------

Item 5.    Applicable Lending Office of Assignee
           and Address for Notices under the Loan Agreement

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                               NOTES TO SCHEDULE 1


        1. Insert the dollar amount of Assignor's Commitment under the Commitment prior to assignment.

        2. Insert the total amount of outstanding Accommodations of Assignor.

        3. Insert the dollar amount of the Assignor's Commitment under the Commitment, including the outstanding Accommodations, being assigned.

        4. Insert the total amount of the outstanding Accommodations of Assignor being assigned to Assignee.

        5. Insert the name and address of the applicable lending office of the Assignee.

                                   SCHEDULE 1

                                    LICENSES



                        (To Be Provided by the Borrower)

                                   SCHEDULE 2

                               SECURITY DOCUMENTS

1.   Debenture of the Borrower

2.   Debenture Pledge Agreement of the Borrower

3.   Collateral Hypothec of the Borrower

4.   General Assignment of Book Debts of the Borrower

5.   Guarantee of Paging Network Canadian Holdings, Inc. (re: securities pledge)

6.   Securities Pledge Agreement by Paging Network Canadian Holdings, Inc.

7.   Guaranty of Paging Network Canadian Holdings, Inc. (re: deposit agreement)

8.   Deposit Agreement by Paging Network Canadian Holdings, Inc.

9. Guarantee of Paging Network Canadian Holdings, Inc. (with assignment of intercorporate debt and related liens)

10.  Specific Assignment of Receivables by the Borrower

11.  Security from the Borrower under Section 427 of the Bank Act

                                   SCHEDULE 3

                                  SUBSIDIARIES



                                      None

                                   SCHEDULE 4

                           AGREEMENTS WITH AFFILIATES


Madison Telecommunications Holdings Inc. Unanimous Shareholders' Agreement dated as of October 28, 1994, among Madison Venture Corporation, Paging Network, Inc. and Madison Telecommunications Holdings Inc.

Amendment No. 1 to Unanimous Shareholders' Agreement dated as of October 26, 1995, among Madison Venture Corporation, Paging Network. Canadian Holdings, Inc., Madison Telecommunications Holdings Inc. and Paging Network, Inc.

Network Co-ordination and Equipment Supply Agreement dated October 28, 1994, by and between Paging Network, Inc. and Madison Telecommunications Inc.

Amendment No. 1 to Network Co-ordination and Equipment Supply Agreement dated October 26, 1995, by and between Paging. Network, Inc. and Madison Telecommunications Inc.

Sales and Distribution Agreement dated October 28, 1994, by and between Madison Telecommunications Inc. and Paging Network of Canada Inc.

Amendment No. 1 to Sales and Distribution Agreement dated October 26, 1995, by and between Madison Telecommunications Inc. and Paging Network of Canada Inc.

                                   SCHEDULE 5

                                 YEAR 2000 PLAN